                                                               EXHIBIT 99.1
                                                               EXECUTION COPY

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                         THREE YEAR CREDIT AGREEMENT

                         DATED AS OF OCTOBER 7, 1994





                                    AMONG





                              KMART CORPORATION,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                           AS DOCUMENTATION AGENT,



                                     AND



                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

================================================================================

                                $1,465,000,000

                              TABLE OF CONTENTS

                                  ARTICLE I

                                 DEFINITIONS

                                                                        Page
                                                                        ----
 1.01  Defined Terms...................................................   1
 1.02  Other Definitional Provisions...................................  15
       (a)  Defined Terms..............................................  15
       (b)  The Agreement..............................................  15
       (c)  Certain Common Terms.......................................  15
       (d)  Performance; Time..........................................  16
       (e)  Contracts..................................................  16
       (f)  Laws.......................................................  16
       (g)  Captions...................................................  16
 1.03  Accounting Principles...........................................  16


                                  ARTICLE II

                                 THE CREDITS


 2.01  Amounts and Terms of Commitments................................  16
 2.02  Loan Accounts; Notes............................................  17
 2.03  Procedure for Committed Borrowings..............................  18
 2.04  Conversion and Continuation Elections for
       Committed Borrowings............................................  19
 2.05  Competitive Bid Borrowings......................................  21
 2.06  Procedure for Competitive Bid Borrowings........................  21
 2.07  Voluntary Termination or Reduction of Commitments...............  26
 2.08  Optional Prepayments of Committed Loans.........................  26
 2.09  Repayment.......................................................  27
       (a)  The Committed Loans........................................  27
       (b)  The Competitive Bid Loans..................................  27
 2.10  Interest........................................................  27
 2.11  Fees............................................................  28
       (a)  Facility Fee...............................................  28
       (b)  Syndication Fees...........................................  29
       (c)  Administration Fees........................................  29
 2.12  Computation of Fees and Interest................................  29
 2.13  Payments by the Company.........................................  30
 2.14  Payments by the Banks to the Documentation Agent................  31
 2.15  Sharing of Payments, Etc........................................  32
 2.16  Amount and Terms of Letters of Credit...........................  33
       (a)  Letter of Credit Commitments; Terms of
            Letters of Credit..........................................  33
       (b)  Procedure for Issuance of Letters of Credit................  34
       (c)  Draws upon Letters of Credit; Reimbursement
            Obligations................................................  34
       (d)  Banks; Participation in Letters of Credit..................  35



       (e)  Interest and Fees for Letters of Credit...................  36
       (f)  LC Obligations Unconditional..............................  37
       (g)  Indemnification...........................................  38
       (h)  Stated Amount.............................................  39


                                 ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

 3.01  Taxes..........................................................  39
 3.02  Inability to Determine Rates...................................  42
 3.03  Increased Costs; Capital Adequacy..............................  43
 3.04  Illegality.....................................................  44
 3.05  Funding Losses.................................................  45
 3.06  Survival.......................................................  45


                                  ARTICLE IV

                             CONDITIONS PRECEDENT


 4.01  Conditions to Occurrence of the Closing Date and
       Effectiveness of this Agreement................................  45
       (a)  Credit Agreement..........................................  46
       (b)  By-laws; Resolutions; Incumbency..........................  46
       (c)  Articles of Incorporation.................................  46
       (d)  Legal Opinions............................................  46
       (e)  Payment of Transaction Fees and Expenses..................  46
       (f)  Certificate...............................................  47
       (g)  Financial Statements......................................  47
       (h)  Other Credit Facilities...................................  47
       (i)  Other Documents...........................................  47
 4.02  Conditions to All Borrowings and Letter of Credit
       Issuances......................................................  47
       (a)  Notice of Borrowing or Issuance...........................  47
       (b)  Continuation of Representations and
            Warranties................................................  48
       (c)  No Existing Default.......................................  48


                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES


 5.01  Organization and Good Standing.................................  48
 5.02  Authorization; No Contravention................................  48
 5.03  Consents and Approvals.........................................  48
 5.04  Binding Effect.................................................  49
 5.05  Litigation.....................................................  49
 5.06  Financial Statements...........................................  49
 5.07  Use of Proceeds; Margin Regulations............................  49


 5.08  No Default.....................................................  50
 5.09  Taxes..........................................................  50
 5.10  Insurance......................................................  50
 5.11  Compliance With Laws...........................................  50


                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

 6.01  Payment of Taxes...............................................  50
 6.02  Insurance......................................................  50
 6.03  Preservation of Corporate Existence, Etc.......................  50
 6.04  Maintenance of Property........................................  51
 6.05  Compliance with Laws...........................................  51
 6.06  Books and Records; Other Information...........................  51
 6.07  Financial Information..........................................  51
 6.08  Notices........................................................  52


                                 ARTICLE VII

                              NEGATIVE COVENANTS


 7.01  Consolidations and Mergers.....................................  53
 7.02  Disposition of Assets..........................................  53
 7.03  Limitation on Liens............................................  54
 7.04  EBITDAR Coverage Ratio.........................................  55
 7.05  Consolidated Net Worth.........................................  55


                                 ARTICLE VIII

                              EVENTS OF DEFAULT


 8.01  Event of Default...............................................  55
       (a)  Non-Payment of Principal..................................  55
       (b)  Non-Payment of Interest or Fees...........................  55
       (c)  Specific Defaults.........................................  55
       (d)  Other Defaults............................................  55
       (e)  Representation or Warranty................................  56
       (f)  Cross-Acceleration........................................  56
       (g)  ERISA.....................................................  56
       (h)  Monetary Judgments........................................  56
       (i)  Insolvency; Voluntary Proceedings.........................  56
       (j)  Involuntary Proceedings...................................  57
 8.02  Remedies.......................................................  57
 8.03  Rights Not Exclusive...........................................  58


                                  ARTICLE IX

                           THE DOCUMENTATION AGENT



 9.01  Appointment and Authorization.................................  58
 9.02  Delegation of Duties..........................................  59
 9.03  Liability of Agent-Related Persons............................  59
 9.04  Reliance by Documentation Agent...............................  59
 9.05  Notice of Default.............................................  60
 9.06  Credit Decision...............................................  60
 9.07  Indemnification...............................................  61
 9.08  Documentation Agent in Individual Capacity....................  62
 9.09  Successor Documentation Agent.................................  62
 9.10  Withholding Tax...............................................  63


                                  ARTICLE X

                                MISCELLANEOUS


10.01  Amendments and Waivers........................................  64
10.02  Notices.......................................................  65
10.03  No Waiver.....................................................  66
10.04  Costs and Expenses............................................  66
10.05  Indemnity.....................................................  67
10.06  Marshalling; Payments Set Aside...............................  67
10.07  Successors and Assigns........................................  67
10.08  Assignments, Participations, Etc..............................  68
10.09  Set-off.......................................................  70
10.10  Notification of Addresses, Lending Offices, Etc...............  71
10.11  Counterparts..................................................  71
10.12  Severability..................................................  71
10.13  No Third Parties Benefited....................................  71
10.14  Governing Law and Jurisdiction................................  71
10.15  Waiver of Jury Trial..........................................  72
10.16  Entire Agreement..............................................  72
10.17  Termination of Existing Facilities............................  73


SCHEDULES

Schedule 1.01           Existing Facilities
Schedule 2.01           Commitments; Lending Offices
Schedule 5.03           Consents and Approvals
Schedule 7.03           Liens

EXHIBITS

Exhibit A               Form of Notice of Borrowing
Exhibit B               Form of Notice of Conversion/Continuation
Exhibit C               Form of Committed Loan Note
Exhibit D               Form of Competitive Bid Note
Exhibit E               Form of Competitive Bid Request
Exhibit F               Form of Invitation for Competitive Bids
Exhibit G               Form of Competitive Bid
Exhibit H-1             Form of Opinion of Counsel to the Company
Exhibit H-2             Form of Opinion of Special Counsel to the
                        Company
Exhibit I               Form of Assignment and Assumption Agreement
Exhibit J               Form of Letter of Credit Request

                         THREE YEAR CREDIT AGREEMENT

        This THREE YEAR CREDIT AGREEMENT is entered into as of October 7, 1994, among KMART CORPORATION, a Michigan corporation (the "Company"), the several financial institutions party to this Agreement (collectively, the "Banks"; individually, a "Bank") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent.

        WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                 DEFINITIONS

        1.01 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

        "Absolute Rate" has the meaning specified in Section 2.06(c)(ii)(D).

        "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

        "Absolute Rate Bid Loan" means any Competitive Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Bank be deemed an "Affiliate" of the Company or any Subsidiary of the Company.

        "Agent-Related Persons" means BofA and any successor agent under
Section 9.09, together with their respective Affiliates (including, in the case of BofA, BA Securities, Inc.) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Commitment" means the sum of the Commitments of the Banks, in the initial amount of One Billion Four Hundred Sixty Five

Million Dollars ($1,465,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

        "Agreement" means this Credit Agreement, as amended, restated, supplemented or modified from time to time.

        "Arrangers" means Bankers Trust Company and BA Securities, Inc.

        "Assignee" has the meaning specified in Section 10.08(a).

        "Assignment and Acceptance" has the meaning specified in Section
10.08(a).

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

        "Bank" and "Banks" means any or all, as the case may be, of the banks listed in Schedule 2.01 hereof and any entity which becomes a Bank pursuant to
Section 10.08.

        "Bank Affiliate" means a Person engaged primarily in the business of commercial banking that is an Affiliate of a Bank and (i) is organized under the laws of the United States, or any state thereof, or (ii) is organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and is acting through a branch or agency located in the United States.

        "BofA" means Bank of America National Trust and Savings Association, a national banking association.

        "Borrowing" means a borrowing hereunder, consisting of Loans of the same Type made to the Company on the same day by the Banks pursuant to Article II, and may be a Competitive Bid Borrowing or a Committed Borrowing.

        "Borrowing Date" means a date on which a Borrowing is made or a Letter of Credit is issued hereunder.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings in Dollars are carried on in the London interbank market.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or and other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank.

        "CD Rate" means the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the sum of (x) the consensus bid rates determined by each Reference Bank as the bid rates per annum, at 10:00 a.m. (New York City time) on the first day of the Interest Period to be applicable, of two or more New York or Chicago, as the case may be, certificate of deposit dealers of recognized standing selected by such Reference Bank in New York or Chicago, as the case may be, for certificates of deposit of such Reference Bank in an amount approximately comparable to the principal amount of the CD Rate Committed Loan for such Reference Bank and with a maturity equal to the Interest Period applicable to such CD Rate Committed Loan; provided, that if any Reference Bank fails to provide the Documentation Agent with its aforesaid rate, then the CD Rate shall equal the arithmetic average of the rates provided to the Documentation Agent by the other Reference Bank or Banks, such average rate to be grossed up for the maximum cost of reserves applicable to certificates of deposit under Regulation D of the Federal Reserve Board by dividing the same by a percentage equal to 100% minus the maximum rate of all reserve requirements (expressed as a percentage) as specified in Regulation D (including any marginal, emergency, supplemental, special or other reserves) that for the date the CD Rate is being determined would be applicable during the Interest Period to a negotiable certificate of deposit of such Reference Bank in excess of $100,000 and with a maturity period equal to such Interest period, plus (y) the then daily net annual assessment payable to the Federal Deposit Insurance Corporation for insuring such Certificate of Deposit by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory sub-group "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. Section 327.3(d)).

        "CD Rate Committed Loan" means any Committed Loan that bears interest at a rate determined with reference to the CD Rate.

        "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

        "Commitment" has the meaning specified in Section 2.01 with respect to each Bank.

        "Commitment Percentage" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

        "Committed Borrowing" means a borrowing consisting of Committed Loans made on the same day by the Banks ratably according to their respective Commitment Percentages and, in the case of LIBOR Committed Loans or CD Committed Loans, having the same Interest Period.

        "Committed Loan" means a Loan under Section 2.01, and may be a LIBOR Committed Loan, a CD Rate Committed Loan or a Reference Rate Committed Loan.

        "Committed Loan Notes" means those promissory notes of the Company to the order of each of the Banks, substantially in the form of Exhibit C.

        "Competitive Bid" means an offer by a Bank to make a Competitive Bid Loan pursuant to Section 2.06(c).

        "Competitive Bid Borrowing" means a Borrowing hereunder consisting of one or more Competitive Bid Loans made to the Company on the same day by one or more Banks.

        "Competitive Bid Commitment Sublimit" means an aggregate amount equal to Five Hundred Million Dollars ($500,000,000).

        "Competitive Bid Loan" means a Loan by a Bank to the Company under
Section 2.06, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

        "Competitive Bid Loan Lender" means in respect of any Competitive Bid Loan, the Bank making such Competitive Bid Loan.

        "Competitive Bid Notes" means those master promissory notes of the Company to the order of each of the Banks, substantially in the form of Exhibit D.

        "Competitive Bid Request" means a notice by the Company requesting the Banks to make Competitive Bids, given in the form of Exhibit E.

        "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Company, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary and any changes after the Closing Date in the foreign currency translation adjustment account as presented in the Company's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

        "Continuation Date" has the meaning set forth in Section 2.04(a).

        "Contract Documents" has the meaning specified in Section 10.05.

        "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code.

        "Conversion Date" means any date on which the Company elects to convert one Type of Committed Loan to another Type of Committed Loan.

        "Debt Rating" means the rating assigned to the Company's senior unsecured debt as publicly announced by Moody's or S&P, as the case may be.

        "Dollars", "dollars" and "$" each mean lawful money of the United
States.

        "Documentation Agent" means BofA in its capacity as documentation agent for the Banks hereunder, and any successor agent in such capacity.

        "EBITDAR" means, for any applicable period, for the Company the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus (e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period, minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business, plus (i) solely with respect to the four fiscal quarters ending in October 1994, the $1.348 billion restructuring charge recorded in the fourth fiscal quarter of the Company's fiscal year ending January 26, 1994.

        "Eligible Assignee" means (i) a commercial bank or other financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

        "Event of Default" means any of the events or circumstances specified in Section 8.01.

        "Existing Facilities" means the bilateral lines of credit with the institutions and in the amounts set forth on Schedule 1.01.

        "Facing Agent" has the meaning specified in Section 2.16(a)(i).

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) in the weekly statistical release designated as H.15 (519), or any successor publication, by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Documentation Agent from three (3) Federal funds brokers of recognized standing selected by the Documentation Agent.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

        "Form 1001" has the meaning specified in Section 9.10(a)(i).

        "Form 4224" has the meaning specified in Section 9.10(a)(ii).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

        "Government Acts" has the meaning specified in Section 2.16(g).

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty Obligation" means, as applied to any Person, any obligation, direct or indirect, of that Person guaranteeing any Indebtedness of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term Guaranty Obligation shall not include:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b) obligations that are not required in accordance with GAAP to be included in the financial statements of such Person or the footnotes thereto; or

                (c) "unconditional purchase obligations" (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time.

        "Indebtedness" of any Person means at any date without duplication,

                (a) all obligations of such Person for borrowed money;

                (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other expenses and accounts payable arising in the ordinary course of business;

                (d) all reimbursement obligations with respect to letters of credit (other than the Letters of Credit and the LC Obligations) and bankers' acceptances except ordinary trade credits;

                (e) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person;

                (f) all obligations (to the extent capitalized for accounting purposes) of such Person as lessee under any lease of any property by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; and

                (g) all Guaranty Obligations of such Person.

        "Indemnified Person" has the meaning specified in Section 10.05.

        "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

        "Interest Payment Date" means, with respect to any LIBOR Loan, Absolute Rate Bid Loan or CD Rate Committed Loan, the last day of each Interest Period applicable to such Loan, and, with respect to any Reference Rate Committed Loan, the last Business Day of each calendar quarter and the Termination Date; provided, that if any Interest Period for a LIBOR Loan (other than a LIBOR Bid
Loan) exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

        "Interest Period" means: (a) with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR Committed Loan) and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing, Competitive Bid Request or Notice of Conversion/Continuation; (b) with respect to any CD Rate Committed Loan, the period commencing on the Business Day the CD Rate Committed Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a CD Rate Committed Loan) and ending 30, 60 or 90 days thereafter, as selected by the Company in its Notice of Borrowing, or Notice of Conversion/Continuation; and (c) with respect to any Absolute Rate Bid Loan, a period of not less than 7 days nor more than 183 days, as selected by the Company in its Competitive Bid Request;

provided, that:

                (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

                (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

        "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit F.

        "IRS" means the Internal Revenue Service, or any successor thereto.

        "LC Commission" has the meaning specified in Section 2.16(e)(ii).

        "LC Obligations" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.16(c). The LC Obligation of any Bank at any time shall mean the amount equal to (x) the aggregate amount of LC Obligations outstanding at such time times (y) such Bank's Commitment Percentage.

        "Lending Office" means, with respect to each Bank, the office of that Bank designated as such on Section 2.01 hereto or such other office of the Bank as it may from time to time specify to the Company and the Documentation Agent in accordance with this Agreement.

        "Letter of Credit" means any letter of credit issued hereunder.

        "Letter of Credit Cash Collateral Account" has the meaning specified in
Section 8.02.

        "Letter of Credit Commitment Sublimit" means the aggregate amount of the Standby Letter of Credit Commitment Sublimit and the

Trade Letter of Credit Commitment Sublimit, as in effect from time to time.

        "Letter of Credit Payment" means, as applicable, (a) all payments made by the Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments made by the Banks to the Facing Agent in respect thereof.

        "Letter of Credit Request" has the meaning specified in Section
2.16(b).

        "Level I Status" exists at any date if, at such date (i) the Debt Rating is either A2 (or the equivalent) or higher by Moody's or A (or the equivalent) or higher by S&P and (ii) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

        "Level II Status" exists at any date if, at such date (i) the Debt Rating is either Baa1 (or the equivalent) or higher by Moody's or BBB+ (or the equivalent) or higher by S&P, (ii)the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P and (iii) Level I Status does not exist.

        "Level III Status" exists at any date if, at such date (i) the Debt Rating is either Baa3 (or the equivalent) or higher by Moody's or BBB- (or the equivalent) or higher by S&P, (ii) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P and (iii) Level I Status and Level II Status do not exist.

        "Level IV Status" exists at any date if, at such date (i) the Debt Rating is lower than Baa3 (or the equivalent) by Moody's or lower than BBB- (or the equivalent) by S&P, or (ii) the Company's senior unsecured indebtedness is unrated by either S&P or Moody's.

        "LIBOR" means, with respect to any Interest Period, the rate of interest per annum determined by the Documentation Agent to be equal to:

                (a) the rate of interest per annum for deposits in U.S. Dollars for a period equal to the relevant Interest Period quoted on Telerate, page 3750 (or its successor if such page number changes) at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by

                (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D of the Federal Reserve Board.

If no quotation is available on Telerate, the rate of interest under clause (a) above for any Interest Period shall be determined by the Documentation Agent to be the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the rates of interest per annum notified to the Documentation Agent by each Reference Bank as the rate of interest (rounded upward to the nearest 1/16 of 1%) at which deposits in an amount approximately equal to the aggregate amount of the LIBOR Loans requested to be borrowed, and having a maturity equal to such Interest Period, are offered to major banks in the London interbank market at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

        "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06 hereof.

        "LIBOR Bid Loan" means any Competitive Bid Loan that bears interest at a rate determined with reference to LIBOR.

        "LIBOR Bid Margin" has the meaning specified in Section 2.06(c)(ii)(C).

        "LIBOR Committed Loan" means any Committed Loan that bears interest at a rate determined with reference to LIBOR.

        "LIBOR Loan" means any LIBOR Bid Loan or LIBOR Committed Loan.

        "Lien" means any mortgage, deed of trust, pledge, charge, encumbrance, lien (statutory or other) or security interest of any nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), and any assignment or deposit arrangement intended as or having the effect of security.

        "Loan" means an extension of credit by a Bank to the Company pursuant to Article II and may be a Committed Loan or Competitive Bid Loan and "Loans" means Loans made by all of the Banks.

        "Loan Documents" means this Agreement, each Note and any other agreement, instrument, certificate or other document evidencing, guaranteeing or securing the Loans.

        "Loss" has the meaning specified in Section 3.05.

        "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, operations or condition of the Company and its Subsidiaries taken as a whole.

        "Moody's" means Moody's Investors Services, Inc., or any successor to the rating agency business thereof.

        "Note" means any Competitive Bid Note or Committed Loan Note issued under this Agreement, as the same may be amended, restated, supplemented or modified and in effect from time to time.

        "Notice of Borrowing" means a notice given by the Company to the Documentation Agent pursuant to Section 2.03 in substantially the form of Exhibit A.

        "Notice of Conversion/Continuation" means a notice given by the Company to the Documentation Agent pursuant to Section 2.04 in substantially the form of Exhibit B.

        "Obligations" means all Loans, all LC Obligations and other liabilities (if any), whether actual or contingent, of the Company in respect of Letters of Credit and all other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Documentation Agent, or to any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

        "Other Credit Facilities" means, collectively: (a) the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of the date hereof among the Company, the Documentation Agent and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; (b) the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of the date hereof among the Company, the Documentation Agent and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; and (c) the credit facilities evidenced by that certain Warehouse Facility Revolving Credit Agreement dated as of the date hereof among the Company, the other borrowers named therein, Bankers Trust Company, as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.

        "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

        "Participant" has the meaning specified in Section 10.08(e).

        "Payment Office" means the address for payments set forth on the signature page hereto in relation to the Documentation Agent, or such other address as the Documentation Agent may from time to time specify in accordance with Section 10.02.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, unincorporated association, joint venture or Governmental Authority.

        "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions.

        "Potential Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

        "Reference Banks" means Bankers Trust Company and BofA.

        "Reference Rate" means, for any day, the higher of:

        (a)  0.5% per annum above the latest Federal Funds Rate for such day;
and

        (b) the rate of interest publicly announced from time to time of BofA in San Francisco, California, as its "reference rate" for such day.

The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Reference Rate Committed Loan" means a Committed Loan that bears interest based on the Reference Rate.

        "Rent Expenses" means, for any period, consolidated rent expense of the Company for such period determined in accordance with GAAP, less consolidated rental income for such period.

        "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

        "Required Banks" means at any time Banks holding at least 51% of the aggregate of (a) the then Aggregate Commitment (or, if the Commitments shall have then been terminated in full, the then aggregate unpaid principal amount of the Loans plus the aggregate amount of the then outstanding LC Obligations) plus (b) the then aggregate commitments under the Other Credit Facilities (or, if the commitments under any of such facilities shall have then been terminated in full, then with respect to such terminated facilities the then aggregate unpaid principal amount of all loans outstanding under such terminated facilities).

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "Responsible Officer" means the Company's chief executive officer, chief financial officer or treasurer.

        "S&P" means Standard & Poors's Ratings Group or any successor to the rating agency business thereof.

        "Specialty Retail Subsidiary" means any of the following Subsidiaries of the Company (or the continuing investment of the Company in any such entity): Builders Square, Inc.; Borders, Inc.; Coles Myer, Ltd.; OfficeMax, Inc.; PACE Membership Warehouse, Inc.; PayLess Drug Stores Northwest, Inc.; The Sports Authority, Inc.; and Walden Book Company, Inc.

        "Standby Letter of Credit" means a Letter of Credit which is not a Trade Letter of Credit.

        "Standby Letter of Credit Commitment Sublimit" means an aggregate amount of Three Hundred Million Dollars ($300,000,000).

        "Stated Amount" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

        "Subsidiary" means any corporation of which stock having by the terms thereof ordinary voting power to elect at least a majority of the board of directors of said corporation is at the time directly or indirectly owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

        "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Documentation Agent, such taxes (including income taxes and franchise taxes) as are imposed on or measured by such Bank's or the Documentation Agent's net income.

        "Termination Date" means the earlier to occur of

                (a)  October 6, 1997; and

                (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

        "Trade Letter of Credit" means a trade or commercial Letter of Credit issued by a the Facing Agent pursuant to Section 2.16.

        "Trade Letter of Credit Commitment Sublimit" means an aggregate amount of Six Hundred Million Dollars ($600,000,000).

        "Transferee" has the meaning specified in Section 10.08(f).

        "Type" means, with respect to any Committed Loan, its nature as a Reference Rate Committed Loan, a CD Rate Committed Loan or a LIBOR Committed Loan.

        "United States" and "U.S." each means the United States of America.

        1.02  Other Definitional Provisions.

                (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                (c)  Certain Common Terms.

                        (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means
                 "including without limitation."

                (d) Performance; Time. Subject to the definition of "Interest Period" in Section 1.01, whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

        1.03 Accounting Principles.

                (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II


                                 THE CREDITS


        2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, and upon request by the Company, to make Loans in Dollars to the Company (each such Loan, a "Committed Loan") and to participate in Letters of Credit from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01, (such amount as the same may be reduced pursuant to Section 2.07 or as a result of one or more assignments pursuant to Section 10.08, being herein referred to as a Bank's "Commitment"); provided, that, after giving effect to any Committed Borrowing or Letter of Credit issuance, the aggregate principal amount of all outstanding Committed Loans and all Competitive Bid Loans plus the aggregate amount of outstanding LC Obligations shall not exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.01.

        2.02 Loan Accounts; Notes.

        (a) The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business. The loan accounts maintained by the Documentation Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the Obligations of the Company hereunder to pay any amount owing with respect to the Loans. In case of a discrepancy between the entries in the Documentation Agent's books and any Bank's books relating to such loan accounts, the Bank's books shall be considered correct in the absence of manifest error.

        (b) The Competitive Bid Loans made by each Bank shall be further evidenced by a Competitive Bid Note payable to the order of such Bank. Each such Bank shall endorse on the schedules annexed to its Competitive Bid Note the date, amount, applicable interest rate and maturity of each Competitive Bid Loan made by it and the amount of each payment of principal and interest made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to so endorse its Competitive Bid Note and each Bank's record shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Competitive Bid Loan shall not limit or otherwise affect the obligations of the Company hereunder or under such Competitive Bid Note to pay any amount with respect to the Competitive Bid
Loans made by such Bank.

        (c) If any Bank shall request, for purposes of Section 10.08(g), the obligation to repay the Committed Loans may also be evidenced by a Committed Loan Note. Each Bank shall endorse on the schedules annexed to its Committed Loan Note the date, amount, applicable interest rate and maturity of each Committed Loan made by it and the amount of each payment of principal and interest made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to so endorse its Committed Loan Note and each Bank's record shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Committed Loan shall not limit or otherwise affect the obligations of the Company hereunder or under such Committed Loan Note to pay any amount with respect to the Committed Loans made by such Bank. Any such request shall be made by such Bank to the Documentation Agent, which will prepare (or cause to be prepared) such Committed Loan Note and send the same to the Company for execution by the Company. Upon such execution, the Company will promptly deliver such Committed Loan Note to the Bank which requested the same.

        2.03 Procedure for Committed Borrowings.

        (a) Each Committed Borrowing shall be made upon the irrevocable request of the Company by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Committed Loans, (ii) two Business Days prior to the requested borrowing date, in the case of CD Rate Committed Loans and (iii) on the requested borrowing date, in the case of Reference Rate Committed Loans, specifying:

                (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof;

                (B) the requested borrowing date, which shall be a Business Day;

                (C) whether the Committed Borrowing is to be comprised of LIBOR Committed Loans, CD Rate Committed Loans or Reference Rate Committed Loans; and

                (D) if the Borrowing is to be comprised of LIBOR Committed Loans or CD Rate Committed Loans, the duration of the initial
        Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Committed Loans or CD Rate Committed Loans, the Company shall be deemed to have elected an Interest Period of one month or 30 days, respectively;

provided, however, that with respect to any Committed Borrowings to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Reference Rate Committed Loans only).

        (b) Upon receipt of the Notice of Borrowing, the Documentation Agent shall promptly notify each Bank thereof and of the amount of such Bank's share of the requested Committed Borrowing based on such Bank's Commitment Percentage.

        (c) Each Bank will make its Commitment Percentage of each Committed Borrowing available to the Documentation Agent for the account of the Company at the Documentation Agent's Payment Office by 2:00 p.m. (New York City time) on the borrowing date requested by the Company by payment in Dollars and in funds immediately available to the Documentation Agent. Unless any applicable condition specified in Article IV has not been satisfied, the proceeds of all such Loans will then be made available to the Company by the Documentation Agent at such office by crediting the account of the Company with the aggregate of the amounts made available to the Documentation Agent by the Banks and in like funds as received by the Documentation Agent.

        (d) After giving effect to any Borrowing, unless consented to by the Documentation Agent in its sole discretion, there shall not be more than ten
(10) different Interest Periods in effect in respect of all Committed Loans then outstanding, and not more than fifteen (15) Interest Periods in respect of all Loans then outstanding.

        2.04  Conversion and Continuation Elections for Committed Borrowings.

        (a) The Company may upon notice to the Documentation Agent in accordance with Section 2.04(b):

                (i) elect to convert, as of any Business Day, any Reference Rate Committed Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars
        ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) into LIBOR Committed Loans or CD Rate Committed Loans; or

                (ii) elect to convert, as of the last day of any Interest Period, any LIBOR Committed Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) into Reference Rate Committed Loans or CD Rate Committed Loans; or

                (iii) elect to convert, as of the last day of any Interest Period, any CD Rate Committed Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) into Reference Rate Committed Loans or LIBOR Committed Loans; or

                (iv) elect to continue as of the last day of any Interest Period (a "Continuation Date") any LIBOR Committed Loans or CD Rate Committed Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof);

provided, that if the aggregate amount of all LIBOR Committed Loans or CD Rate Committed Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof to an amount less than Ten Million Dollars ($10,000,000), such LIBOR Committed Loans or CD Rate Committed Loans shall automatically convert into Reference Rate Committed Loans, on and as of the end of the applicable Interest Period.

        (b) If the Company desires to convert or continue any Committed Loan pursuant to Section 2.04(a), it shall irrevocably request a conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Committed Loans are to be converted into or continued as LIBOR Committed Loans, (ii) two (2) Business Days in advance of the Conversion Date or Continuation Date, if the Committed Loans are to be converted into or continued as CD Rate Committed Loans and
(iii) on the same Business Day as the Conversion Date, if the Committed Loans are to be converted into Reference Rate Committed Loans, specifying:

                (A) the proposed Conversion Date or Continuation Date;

                (B) the aggregate amount of Committed Loans to be converted or continued;

                (C) the nature of the proposed conversion or continuation; and

                (D) the duration of the requested Interest Period, if the Loans are to be converted into or continued as LIBOR Committed Loans or CD Rate Committed Loans.

        (c) If prior to the time set forth in Section 2.04(b), (i) the Company has failed to give a timely Notice of Conversion/Continuation with respect to such LIBOR Committed Loans or CD Rate Committed Loans or (ii) the Company has failed to select a new Interest Period to be applicable to such LIBOR Committed Loans or CD Rate Committed Loans, the Company shall be deemed to have elected to convert such Loans into Reference Rate Loans effective as of the expiration of the applicable Interest Period.

        (d) During the existence of a Potential Default or Event of Default, unless the Required Banks otherwise agree, the Company may not elect to have a Committed Loan be converted into or continued as a LIBOR Committed Loan or a CD Rate Committed Loan pursuant to Section 2.04.

        (e) Upon receipt of a Notice of Conversion/Continuation, the Documentation Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Documentation Agent will promptly notify each Bank of the details of any automatic conversion or continuation. All conversions and continuations pursuant to this Section 2.04 shall be made pro rata according to the respective outstanding principal amounts of the Committed Loans being converted or continued held by each Bank.

        2.05 Competitive Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.03, each Bank severally agrees that the Company may, as set forth in Section 2.06, from time to time prior to the Termination Date, request the Banks through the Documentation Agent to submit offers to make Competitive Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the aggregate principal amount of all outstanding Loans exceed the Aggregate Commitment less the aggregate outstanding LC Obligations,
(b) the aggregate principal amount of all outstanding Competitive Bid Loans exceed the Competitive Bid Commitment Sublimit, or (c) the number of Interest Periods for Competitive Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceeds fifteen (15).

        2.06  Procedure for Competitive Bid Borrowings.

        (a) When the Company wishes to request the Banks to submit offers to make Competitive Bid Loans hereunder, it shall request the Documentation Agent, by telephone call (confirmed promptly by facsimile in substantially the form of Exhibit E (a "Competitive Bid Request")) so as to be received (x) no later than 10:00 a.m. (New York City time) four (4) Business Days prior to the date of a proposed Competitive Bid Borrowing in the case of a LIBOR Auction, or (y) no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of a proposed Competitive Bid Request in the case of an Absolute Rate Auction, specifying:

                (i) the date of such Competitive Bid Borrowing, which shall be a Business Day;

                (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be a minimum amount of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof;

                (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans; and

                (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period."

Subject to Section 2.06(c), the Company may not request Competitive Bids for more than three (3) Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five (5) Business Days (or more frequently, subject to the agreement of the Documentation Agent).

        (b) Upon receipt of a Competitive Bid Request, the Documentation Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids in substantially the form of Exhibit F, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Competitive Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

                (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.06(c) and must be submitted to the Documentation Agent by facsimile transmission, at the Documentation Agent's office for notices set forth on the signature pages hereto not later than (1) 9:30 a.m. (New York City time) three
        (3) Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (2) 9:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided, that Competitive Bids submitted by the Documentation Agent (or any Affiliate of the Documentation Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Documentation Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 9:15 a.m. (New York City time) three (3) Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (B) 9:15 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                (ii) Each Competitive Bid submitted by a Bank shall be in substantially the form of Exhibit G, specifying therein:

                        (A) the proposed date of Borrowing;

                        (B) the principal amount of each Competitive Bid Loan
                 for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be in a minimum amount of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof, and (z) may not exceed the principal amount of Competitive Bid Loans for which Competitive Bids were requested;

                        (C) in case the Company requests a LIBOR Auction, the
                 margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upward to the nearest 1/16th of 1%) to be added to or subtracted from the applicable LIBOR for the Interest Period elected by the Company;

                        (D) in case the Company requests an Absolute Rate
                 Auction, the rate of interest per annum (rounded upward to the nearest 1/1000th of 1%) (the "Absolute Rate") offered for each such Competitive Bid Loan; and

                        (E) the identity of the quoting Bank.

A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                 (iii) Any Competitive Bid shall be disregarded if it:

                        (A) is not substantially in conformity with Exhibit G
                 or does not specify all of the information required by Section 2.06(c)(ii);

                        (B) contains qualifying, conditional or similar
                 language;

                        (C) proposes terms other than or in addition to those
                 set forth in the applicable Invitation for Competitive Bids;
                 or

                        (D) arrives after the time set forth in Section
                 2.06(c)(i).

        (d) Promptly on receipt and not later than 10:00 a.m. (New York City time) three (3) Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 10:00 a.m. (New

York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Documentation Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with
Section 2.06(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Documentation Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in
Section 2.06(c). The Documentation Agent's notice to the Company shall specify
(1) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.04 and 4.02 hereof relating to a Competitive Bid Loan and the provisions of this Section 2.06(d), any Competitive Bid relating to a Competitive Bid Loan shall be irrevocable except with the written consent of the Documentation Agent given on the written instructions of the Company.

        (e) Not later than 10:30 a.m. (New York City time) three (3) Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 10:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Documentation Agent of the Company's acceptance or non-acceptance of the Competitive Bids so notified to it pursuant to Section 2.06(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole, or, with the prior consent of the bidding Bank, in part; provided, that:

                (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                (ii) the acceptance of Competitive Bids may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be;

                (iii) the aggregate principal amount of each Competitive Bid Borrowing must be Ten Million Dollars ($10,000,000) or in any multiple of Five Million Dollars ($5,000,000) in excess thereof; and

                (iv) the Company may not accept any Competitive Bid that is described in Section 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

        (f) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Documentation Agent among such Banks as nearly as possible (in such multiples, not less than One Million Dollars ($1,000,000), as the Documentation Agent may deem appropriate) in proportion to the aggregate principal amounts of such Competitive Bids. Determination by the Documentation Agent of the allocation of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

        (g) The Documentation Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its Competitive Bid has been accepted, of the amount of the Competitive Bid Loan or Competitive Bid Loans to be made by it on the date of the Competitive Bid Borrowing.

        (h) Each Bank which has received notice pursuant to Section 2.06(g) that its Competitive Bid has been accepted, shall make the amounts of such Competitive Bid Loans available to the Documentation Agent for the account of the Company at the Documentation Agent's Payment Office, by 11:00 a.m. (New York City time) on the date of such Competitive Bid Borrowing, in funds immediately available to the Documentation Agent.

        (i) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.04 and 4.02 hereof are satisfied, the Bank or Banks whose offers the Company has accepted will fund each Competitive Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept any other credit facilities from any Person (including any of the Banks); provided, that no Potential Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such other credit facilities.

        (j) Each outstanding Competitive Bid Loan shall reduce pro tanto the available Aggregate Commitment, but shall not otherwise reduce or affect the available Commitment or Commitment Percentage of any Bank which made a Competitive Bid Loan.

        (k) Promptly following each Competitive Bid Borrowing, the Documentation Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Competitive Bid Borrowing. From time to time, the Company and the Banks shall furnish such information to the Documentation Agent as the Documentation Agent may request relating to the making of Competitive Bid Loans, including the amounts, interest rates, dates of Borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

        2.07 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five (5) Business Days' prior notice to the Documentation Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by a minimum amount of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof; provided, that no such reduction or termination of the Aggregate Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding LC Obligations would exceed the amount of the Aggregate Commitment; provided, further, that once reduced in accordance with this Section 2.07, the Aggregate Commitment may not thereafter be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment pro rata in accordance with such Bank's relevant Commitment Percentage. If the Aggregate Commitment is terminated in its entirety, all accrued unpaid interest and all fees with respect thereto accrued to the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

        2.08 Optional Prepayments of Committed Loans.

        (a) Subject to Section 3.05, the Company may, at any time or from time to time, upon at least five (5) Business Days' notice to the Documentation Agent prepay LIBOR Committed Loans or CD Rate Committed Loans or upon at least one Business Day's notice to the Documentation Agent prepay Reference Rate Committed Loans, in whole or in part, in minimum amounts of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Committed Loans, LIBOR Committed Loans or CD Rate Committed Loans. Such notice shall not thereafter be revocable by the Company, and the Documentation Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.05.

        (b) The Company may not voluntarily prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

        2.09 Repayment.

        (a) The Committed Loans. The Company shall repay the aggregate outstanding principal amount of the Committed Loans on the Termination Date.

        (b) The Competitive Bid Loans. Each Competitive Bid Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto.

        2.10 Interest.

        (a) Subject to Sections 2.10(d) and (e), each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company as set forth in its Notice of Borrowing or Notice of Conversion/Continuation,

             (i) if such Committed Loan is a Reference Rate Committed Loan, at a rate per annum equal to the Reference Rate;

             (ii) if such Loan is a LIBOR Committed Loan, at a rate per annum equal to the sum of LIBOR plus the applicable margin set forth below:

             Debt Rating                       Applicable Margin

             Level I Status                        .225%
             Level II Status                       .2625%
             Level III Status                      .3125%
             Level IV Status                       .50%; and

             (iii) if such Committed Loan is a CD Rate Committed Loan, at a rate per annum equal to the sum of the CD Rate plus the applicable margin set forth below:

             Debt Rating                       Applicable Margin

             Level I Status                        .35%
             Level II Status                       .3875%
             Level III Status                      .4375%
             Level IV Status                       .625%

        (b) Any change in the Debt Rating shall be effective as of the date on which such change is first publicly announced by Moody's or S&P. Any change in the applicable margin due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the Debt Rating and shall apply to all Committed Loans that are outstanding at any time during the period commencing on the effective date of such change in the Debt Rating and ending on the date immediately preceding the effective date of the next such change in the Debt Rating which results in a change in the applicable margin.

        (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of Committed Loans for the portion of the Loans so prepaid and, in the case of conversion of any Reference Rate Committed Loan, on the date of conversion thereof into a LIBOR Committed Loan or a CD Rate Committed Loan.

        (d) During the continuation of any Event of Default or after acceleration, the Company shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate per annum which is determined by increasing the rate of interest then in effect by 2% per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any LIBOR Committed Loan or CD Rate Committed Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or acceleration, bear interest at a rate per annum equal to the Reference Rate plus 2%.

        (e) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by any Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

        2.11 Fees.

        (a)  Facility Fee.

             (i) The Company shall pay to the Documentation Agent for the account of each Bank a facility fee equal to the percentage per annum set forth below times such Bank's Commitment (regardless of utilization):


                Debt Rating                     Facility Fee

                Level I Status                     .125%
                Level II Status                    .1375%
                Level III Status                   .1875%
                Level IV Status                    .25%

                (ii) Any change in the Debt Rating shall be effective as of the date on which such change is first publicly announced by Moody's or S&P. Any change in the facility fee due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the Debt Rating and shall apply at any time during the period commencing on the effective date of such change in the Debt Rating and ending on the date immediately preceding the effective date of the next such change in the Debt Rating which results in a change in the facility fee.

                (iii) The facility fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on December 31, 1994, and on the Termination Date.

        (b) Syndication Fees. The Company shall pay in Dollars to the Arrangers on the Closing Date fees in the amount set forth in a letter agreement between the Company and BofA and Bankers Trust Company dated August 29, 1994.

        (c) Administration Fees. The Company shall pay to the Documentation Agent administration and transaction fees in Dollars in the amounts and at the times set forth in a letter agreement between the Company and BofA and Bankers Trust Company dated August 29, 1994.

        2.12 Computation of Fees and Interest.

        (a) All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest on such fees are computed from and including the first day thereof to but excluding the last day thereof. Any Interest or fees not paid when due after any applicable grace period, shall bear interest at a rate equal to the Reference Rate plus 2%.

        (b) The Documentation Agent will, with reasonable promptness, notify the Company and the Banks of each determination of LIBOR, the CD Rate and the Reference Rate; provided, that any failure to do so shall not relieve the Company of any liability hereunder. The Documentation Agent will, with reasonable promptness, notify the Company and the Banks of the effective date and the amount of any change in the Debt Rating resulting in a change in the applicable rate of interest or fees; provided, that any failure to do so shall not relieve the Company of any liability hereunder.

        (c) Each determination of an interest rate by the Documentation Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Documentation Agent, at the request of the Company or any Bank, will deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Documentation Agent in determining any interest rate.

        (d) If either Reference Bank's Commitment shall terminate (otherwise than on termination of the Aggregate Commitment), or for any reason whatsoever either Reference Bank shall cease to be a Bank hereunder, then such Reference Bank shall thereupon cease to be a Reference Bank, and, when necessary (until such Reference Bank shall have been replaced pursuant to Section 2.12(e)), LIBOR and the CD Rate shall be determined on the basis of the rates as notified by the remaining Reference Bank.

        (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Documentation Agent as contemplated hereby. If either Reference Bank shall be unable or otherwise fail to supply such rates to the Documentation Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank. The Company and the Documentation Agent may select a new Reference Bank to replace any Reference Bank that shall cease to be a Bank hereunder or that fails to supply rates as required hereunder.

        2.13 Payments by the Company.

        (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Documentation Agent at its Payment Office for the ratable account of the Banks in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. The Documentation Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Unless otherwise waived by the Documentation Agent with respect to a payment, any payment which is received by the Documentation Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

        (b) Except as otherwise set forth in the definition of Interest Period, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Documentation Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Documentation Agent may assume that the Company has made such payment in full to the Documentation Agent as required hereunder on such date and the Documentation Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Documentation Agent, each bank shall repay to the Documentation Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount was distributed to such Bank until the date such Bank repays such amount to the Documentation Agent at the Federal Funds Rate.

        2.14  Payments by the Banks to the Documentation Agent.

        (a) Unless the Documentation Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one (1) Business Day prior to the date of any proposed Borrowing of LIBOR Committed Loans or CD Rate Committed Loans or prior to 11:00 a.m. (New York City time) on the date of the proposed Borrowing of any Reference Rate Committed Loans, that such Bank will not make available to the Documentation Agent for the account of the Company the amount of that Bank's share of Loans included in the Borrowing, the Documentation Agent may assume that each Bank has made such amount and the full amount of any Competitive Bid Loans of such Bank that are included in the Borrowing available to the Documentation Agent as required hereunder on the Borrowing Date and the Documentation Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Documentation Agent and the Documentation Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Documentation Agent, together with interest at the Federal Funds Rate, in each case as in effect for each such day. A notice of the Documentation Agent submitted to any Bank with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Documentation Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Documentation Agent on the next Business Day following the date of such Borrowing, the Documentation Agent shall notify the Company of such failure to fund and, upon demand by the Documentation Agent, the Company shall pay such amount to the Documentation Agent for the Documentation Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing without making or being responsible for any payment under Section 3.05.

        (b) The failure of any Bank to make any Committed Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on the date of any Borrowing.

        2.15 Sharing of Payments, Etc.

        (a) If, other than as expressly set forth elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Committed Loans obtained by all the Banks, such Bank shall forthwith (x) notify the Documentation Agent of such fact, and (y) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Documentation Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 2.15(a) and will in each case notify the Banks and the Company following any such purchases. Any Bank having outstanding both Committed Loans and Competitive Bid Loans at any time a right of set-off is exercised by such Bank shall apply the proceeds of such set-off first to such Bank's Committed Loans hereunder, until its Committed Loans are reduced to zero, and thereafter to its Competitive Bid Loans.

        (b) The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

        (c) Nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any

Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Company.

        2.16 Amount and Terms of Letters of Credit.

        (a) Letter of Credit Commitments; Terms of Letters of Credit.

                (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the date hereof and to but not including a date which is thirty (30) days prior to the Termination Date, each Bank selected by the Company which is reasonably acceptable to the Documentation Agent (and which agrees to perform the services of a fronting bank) agrees to issue (in such capacity, a "Facing Agent") in its own name or through an Affiliate, one or more Letters of Credit for the account of the Company in an aggregate Stated Amount in Dollars at any one time that, together with the aggregate Stated Amount of all other Letters of Credit issued pursuant hereto, does not exceed the Letter of Credit Commitment Sublimit; provided, however, that no Facing Agent shall issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the aggregate LC Obligations in respect of Standby Letters of Credit at such time would exceed the Standby Letter of Credit Commitment Sublimit, or (B) the aggregate LC Obligations in respect of Trade Letters of Credit at such time would exceed the Trade Letter of Credit Commitment Sublimit, or (C) the Commitment of any Bank would be exceeded. Each Bank severally, but not jointly, agrees to participate in each such Letter of Credit issued by a Facing Agent ratably according to its Commitment Percentage and to make available to such Facing Agent such Bank's Commitment Percentage of any payment made to the beneficiary of such Letter of Credit to the extent not reimbursed by the Company; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein would exceed such Bank's Commitment then in effect. No Bank's obligation to participate in any Letter of Credit or to make available to a Facing Agent such Bank's Commitment Percentage of any Letter of Credit Payment made by the Facing Agent shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit or by any other Bank's failure to make available to the relevant Facing Agent such other Bank's Commitment Percentage of any Letter of Credit Payment.

                (ii) Each Letter of Credit issued or to be issued hereunder shall have an expiration date of one (1) year or less from the issuance date thereof; provided, however, that each Standby Letter of Credit may provide by its terms that it will be automatically renewed for additional successive periods of up to one (1) year unless the relevant Facing Agent shall have given notice to the applicable beneficiary
        (with a copy to the Company) of the election by such Facing Agent (such election to be in the sole and absolute discretion of such Facing Agent) not to extend such Letter of Credit, such notice to be given not less than thirty (30) days prior to the then current expiration date of such Letter of Credit; provided, further, that no Standby Letter of Credit or renewal thereof shall be dated to expire later than the Termination Date and no Trade Letter of Credit or renewal thereof shall be stated to expire later than the day thirty (30) days prior to the Termination Date.

        (b) Procedure for Issuance of Letters of Credit. Whenever the Company desires the issuance of a Letter of Credit hereunder, it shall give the relevant Facing Agent (with a copy to the Documentation Agent) at least five
(5) Business Days' prior written notice specifying the requested day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 10:00 a.m. (New York City time) on the date specified for the giving of such notice. Each such notice (each, a "Letter of Credit Request") shall be in the form of Exhibit J hereto and shall specify (A) the name of the Bank which the Company would like to act as the Facing Agent, (B) the proposed issuance date and expiration date of the requested Letter of Credit, (C) the name and address of the beneficiary (which Person shall be reasonably acceptable to the Facing Agent), (D) the Stated Amount of such Letter of Credit, (E) the purpose of such Letter of Credit (which shall be acceptable to the Facing Agent), and (F) such other information as the Documentation Agent or the Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in the proposed Letter of Credit (all of which terms and conditions shall be acceptable to the Facing Agent). No Letter of Credit shall contain any provision for payment thereunder at any time earlier than 2:00 p.m. (New York City time) on the first Business Day after the presentation of all drafts, demands for payment and all other documents, if any, required to be presented pursuant to such Letter of Credit. Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce as in effect on the date of issuance of such Letter of Credit. On the Business Day specified by the Company and upon fulfillment or waiver of the applicable conditions set forth in
Article IV, the Facing Agent will issue the requested Letter of Credit to the applicable beneficiary.


        (c) Draws upon Letters of Credit; Reimbursement Obligations. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Facing Agent shall give telephonic notice to the Company and the Documentation Agent (x) confirming receipt of such request and (y) of the date on or before which the Facing Agent intends to honor such drawing, and the Company shall reimburse the Facing Agent on the day on which such drawing is honored in an amount in Dollars in same day funds equal to the amount of such drawing; provided, however, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified the Documentation Agent and the Facing Agent prior to 10:00 a.m. (New York City time) on the Business Day of such drawing that the Company intends to reimburse the Facing Agent for the amount of such drawing with funds other than the proceeds of Loans, the Company shall be deemed to have timely given a Notice of Borrowing to the Documentation Agent requesting each Bank to make Reference Rate Committed Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, each such Bank shall, on the date of such drawing, make Reference Rate Committed Loans in the amount of its Commitment Percentage of such drawing, the proceeds of which shall be applied directly by the Documentation Agent to reimburse the Facing Agent for the amount of such drawing; provided, further, that, if for any reason, proceeds of Reference Rate Committed Loans are not received by the Facing Agent on such date in an amount equal to the amount of such drawing, the Company shall reimburse the Facing Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Reference Rate Committed Loans, if any, which are so received, plus accrued interest on such amount at the Reference Rate.

        (d) Banks' Participation in Letters of Credit. In the event that the Company shall fail to reimburse the Facing Agent as provided in Section 2.16(c) in an amount equal to the amount of any drawing honored by the Facing Agent under a Letter of Credit issued by it in accordance with the terms hereof, the Facing Agent shall promptly notify the Documentation Agent and the Documentation Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each such Bank shall make available to the Facing Agent an amount equal to its Commitment Percentage of such drawing in same day funds, together with interest thereon at the Federal Funds Rate for the period from the date of funding of such drawing to the date of payment by such Bank, at the office of the Facing Agent specified in such notice, not later than 1:00 p.m. (New York City time) on the Business Day after the date such Bank is notified by the Documentation Agent. In the event that any such Bank fails to make available to the Facing Agent the amount of such Bank's participation in such Letter of Credit as provided in this Section 2.16(d), the Facing Agent shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate for two Business Days and thereafter at the Reference Rate. Nothing in this Section 2.16(d) shall be deemed to prejudice the right of any Bank to recover from the Facing Agent any amounts made available by such Bank to the Facing Agent pursuant to this

Section 2.16(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Facing Agent in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of the Facing Agent. The Facing Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.16(d) with respect to any Letter of Credit issued by such Facing Agent such Bank's Commitment Percentage of all payments received by such Facing Agent from the Company in reimbursement of drawings honored by such Facing Agent under such Letter of Credit when such payments are received and shall promptly notify the Documentation Agent of such payment.

        (e)  Interest and Fees for Letters of Credit.

                (i) Facing Agent Fees. The Company agrees to pay the following amount to each Facing Agent with respect to Letters of Credit issued by it for the account of the Company:

                        (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Facing Agent in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.16(c)) or the Banks at a rate which is at all times equal to 2% per annum in excess of the Reference Rate;

                        (B) with respect to the issuance or amendment of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Facing Agent's agreement with the Company for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                        (C) a facing fee in respect of Trade Letters of Credit as agreed from time to time by the Company and the Facing Agent.

                (ii) Participating Bank Fees. The Company agrees to pay to the Documentation Agent for distribution to each participating Bank in respect of all Standby Letters of Credit outstanding such Bank's Commitment Percentage of a commission equal to the applicable margin then in effect in respect of LIBOR Committed Loans pursuant to Section 2.10(a) multiplied by the maximum Stated Amount under such outstanding Letters of Credit (the "LC Commission"), payable in arrears on and through the last Business Day of each calendar quarter, on the Termination Date and thereafter, on demand. The LC Commission shall be computed from the first day of issuance of each

        Standby Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

        Promptly upon receipt by the Facing Agent of any amount described in clause (i)(A) of this Section 2.16(e), the Facing Agent shall distribute to each Bank that has reimbursed the Facing Agent in accordance with Section 2.16(d) its Commitment Percentage of such amount. Amounts payable under clauses
(i)(B) and (C) of this Section 2.16(e) shall be payable directly to the Facing Agent for its own account.

        (f)  LC Obligations Unconditional.  Subject to the last paragraph of
Section 2.16(g), the obligation of the Company to reimburse a Facing Agent for drawings made under any Letter of Credit issued by it and the obligations of each Bank under Section 2.16(d) with respect thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                (i) any lack of validity or enforceability of such Letter of Credit;

                (ii) the existence of any claim, setoff, defense or other right which the Company or any of its Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), the Facing Agent, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary of such Letter of Credit);

                (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) payment by the Facing Agent under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                (vi) the fact that an Event of Default or a Potential Default shall have occurred and be continuing.

        (g) Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, the Company hereby agrees to indemnify and hold harmless, the Facing Agent from and against any and all actions, suits, proceedings, liabilities, damages, or other claims of any kind or nature whatsoever which may be made by or asserted against the Facing Agent as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Facing Agent (including without limitation (A) the Facing Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Facing Agent to the beneficiary under any Letter of Credit against presentation of documents which do not substantially comply with the terms of the Letter of Credit) or (ii) the failure of the Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between the Company and the Facing Agent, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Facing Agent shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for the issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign and such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Facing Agent (including any Government Acts). None of the above shall affect, impair, or prevent the vesting of any of the Facing Agent's rights or powers hereunder.

        In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Facing Agent under any resulting liability to the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to indemnify the Facing Agent in respect of any liability incurred by the Facing Agent arising solely out of the gross negligence or willful misconduct of the Facing Agent. The right of indemnification in the first paragraph of this Section 2.16(g) shall not prejudice any rights that the Company may otherwise have against the Facing Agent with respect to a Letter of Credit issued hereunder.

        (h) Stated Amount. The Stated Amount of each Letter of Credit shall be such amount as the Company and the Facing Agent have agreed to. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

                (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date the Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not the Facing Agent received the consent of the Letter of Credit beneficiary or beneficiaries to the amendment; and

                (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date the Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or
         (y) the date the Facing Agent receives the written consent (including by telex or facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, which written consent must be dated on or after the date of the amendment issued by the Facing Agent purporting to effect such reduction.

                                 ARTICLE III


                    TAXES, YIELD PROTECTION AND ILLEGALITY


        3.01 Taxes.

        (a) All payments of principal of and interest on the Loans (other than Reference Rate Committed Loans) shall be made by the Company without set-off or counterclaim for or on account of, and free and clear of, and without deduction or withholding for, or on account of, any Taxes. In addition, the Company shall pay all Other Taxes.

        (b) The Company agrees to indemnify and hold harmless each Bank and the Documentation Agent for the full amount of Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01 paid by such Bank or the Documentation Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date any Bank or the Documentation Agent makes written demand therefor.

        (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Documentation Agent, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Bank or the Documentation Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii) the Company shall make such deductions and withholdings;

                (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Company shall also pay to each Bank or the Documentation Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

        (d) Within thirty (30) days after its receipt thereof, the Company shall furnish the Documentation Agent the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes, or other evidence of payment satisfactory to the Documentation Agent.

        (e) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that it will comply with the requirements of Section 9.10 hereof and further agrees that if such Bank claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Documentation Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Company or the Documentation Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 3.01(e). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Company or the Documentation Agent sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (f) Notwithstanding anything herein to the contrary, the Company will not be required to pay any additional amounts in respect of Taxes described below:

                (i) if such Bank shall have delivered to the Company and the Documentation Agent a Form 4224 or a Form 1001 in respect of its Lending Office and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United
        States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 or Form 1001, as applicable;

                (ii) taxes that are imposed as a result of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Bank or any interest in such Bank's Commitment, Loans or the Loan Documents, unless such sale, assignment, transfer or disposition by such Bank takes place while an Event of Default has occurred and is continuing or pursuant to Section 3.03(c);

                (iii) taxes to the extent resulting from (A) the gross negligence, fraud or willful misconduct of a Bank or the Documentation Agent, (B) any act or omission of a Bank or the Documentation Agent that is in violation of any of the terms of the Loan Documents, or (C) the inaccuracy or breach of any representation, warranty or covenant by a Bank or the Documentation Agent in any document required to be furnished thereby.

        (g) If the Company is required to pay additional amounts to any Bank pursuant to this Section 3.01, then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise materially disadvantageous to such Bank.

        (h) If any Bank or the Documentation Agent receives a written notification from a taxing authority of proposed taxes for which an amount may be payable by the Company in accordance with this Section 3.01, such Bank or the Documentation Agent shall notify the Company promptly after receipt of such notification and shall furnish the Company with such related information as the Company may reasonably request. If requested by the Company in writing, such Bank or the Documentation Agent shall in good faith diligently contest (including pursuing all judicial appeals as of right, if any) the validity, applicability and amount of such Taxes or Other Taxes; provided, that (x) prior to taking such action the Company shall have agreed to indemnify such Bank or the Documentation Agent for all reasonable out of pocket costs and expenses that such indemnitee may incur in connection with contest such claim and (y) the amount of such claim, when aggregated with all amounts owing to such Bank under comparable provisions of the Other Credit Facilities to which such Bank is a party, shall exceed $5,000.

        (i) Each Bank receiving a receipt or other evidence of payment pursuant to Section 3.03(d) shall reimburse the Company for the amount of any credit or other economic benefit available to such Bank by reason or on account of such payment by the Company or such Bank's possession of such receipt or other evidence of payment under any tax, levy, impost, duty, fee, assessment or other charge of any nature imposed by any Governmental Authority applicable to such Bank. The amount of such reimbursement calculated by such Bank shall be conclusive and binding absent manifest error in computation.

        3.02 Inability to Determine Rates. If and to the extent that market or other conditions existing in the domestic money market relevant to CD Rate Committed Loans or in the London inter-bank market relevant to LIBOR Committed Loans make it impossible or impracticable for the Banks to make such Loans, then the obligations of the Banks to make CD Rate Committed Loans or LIBOR Committed Loans, as applicable, and the right of the Company to originate, continue or convert any Committed Loan as or to a CD Rate Committed Loan or a LIBOR Committed Loan shall be suspended until the circumstances giving rise to such suspension shall no longer exist.

        Upon receipt from the Documentation Agent of a notice of the Banks' inability to make, convert or continue the requested Committed Loan due to any of the reasons referred to above, notwithstanding anything in this Agreement to the contrary, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice relating to a LIBOR Committed Loan or CD Rate Committed Loan, the Banks shall, with respect to such LIBOR

Committed Loan or CD Rate Committed Loan only, make or convert such Loan in the amount specified in the applicable notice submitted by the Company, but such Committed Loan shall be made as or converted into a Reference Rate Committed Loan instead of a LIBOR Committed Loan or a CD Rate Committed Loan. Except as provided in the immediately preceding sentence, if, notwithstanding the provisions of this Section 3.02, any Bank has made available to the Company its Commitment Percentage of any such proposed Loan, then the Company shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

        3.03 Increased Costs; Capital Adequacy.

        (a) If, after the Closing Date, a Bank shall reasonably determine that any change in applicable laws, rules or regulations or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law):

                (i) shall change the basis of taxation to such Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on or measured by the overall income of such Bank in the jurisdiction in which such Bank has its principal office), or

                (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank with respect to this Agreement or any Note, or

                (iii) shall impose any other condition with respect to this Agreement or any Note,

and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any CD Rate Committed Loan or LIBOR Loan by an amount reasonably deemed by such Bank to be material, then the Company shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding CD Rate Committed Loans or LIBOR Loans and not compensated in connection with the computation of the CD Rate or LIBOR (as applicable).

        (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) with any such change in Capital Adequacy Regulations, affects or would affect the amount of capital required or expected to be maintained by such Bank and (taking into consideration such Bank's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased by an amount deemed material by such Bank as a consequence of its Commitment, Loans (other than Reference Rate Committed Loans) or other obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate for such increase.

        (c) Upon receipt of notice from any Bank of a claim for compensation under this Section 3.03, the Company shall be afforded ninety (90) days to find a replacement financial institution reasonably acceptable to the Documentation Agent and, if an acceptable replacement financial institution is available such replacement institution will purchase such Bank's Committed Loans and Commitment and other interests under the Loan Documents in accordance with
Section 10.08 or such Bank will withdraw such request for payment.

        (d) A detailed statement as to the amount of such increased cost or reduced sum receivable, along with documentation supporting the payment of such amount under this subsection, shall be prepared by such Bank and submitted to the Company (with a copy to the Documentation Agent) with such Bank's written demand. Such Bank's statement of such increased cost or reduced sum receivable shall be prima facie evidence of such increased cost or reduced sum absent manifest error.

        3.04  Illegality.

        (a) If any Bank shall determine that, after the date hereof, (i) the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its Lending Office to make any Loan of the Type requested by the Company (including in respect of any Competitive Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but which has not been funded), then, on notice thereof by such Bank to the Company through the Documentation Agent, the obligation of such Bank to make any such Loans shall be suspended until such Bank shall have notified the Documentation Agent and the Company that the circumstances giving rise to such determination no longer exists.

        (b) If a Bank shall determine that it is unlawful to maintain any Loan then outstanding, then, on notice thereof by such Bank to the Company through the Documentation Agent, the Company shall prepay in full all such Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans.

        (c) If the Company is required to prepay any LIBOR Committed Loan or CD Rate Committed Loan as provided in Section 3.04 (b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Committed Loan.

        3.05 Funding Losses. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss, cost or expense which such Bank may sustain or incur as a consequence of:

        (a) any failure by the Company to borrow, or to continue or convert a Committed Loan (other than a Reference Rate Committed Loan) after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be;

        (b) any payment by it of a LIBOR Loan or a CD Rate Committed Loan or Absolute Rate Bid Loan on a day which is not the last day of the Interest Period with respect thereto;

        (c) the conversion of a LIBOR Committed Loan or a CD Rate Committed Loan to a Reference Rate Committed Loan on a day that is not the last day of the respective Interest Period pursuant to Section 2.04; or

        (d) any failure by it to borrow any Competitive Bid Loan after accepting the applicable Competitive Bid;

by paying to each Bank, on demand by such Bank, an additional amount equal to the amount of any interest which such Bank would have earned for the remainder of the Interest Period in question reduced by the amount of income earned by such Bank during such Interest Period with respect to the amount prepaid or not borrowed (the "Loss"). A detailed statement as to the amount of such Loss, prepared by the Bank incurring the same, shall be prima facie evidence of such Loss absent manifest error.

        3.06 Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT


        4.01 Conditions to Occurrence of the Closing Date and Effectiveness of this Agreement. The occurrence of the Closing Date and the binding effect of this Agreement on each Bank are subject to the condition that the Documentation Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Documentation Agent and each Bank, in sufficient copies for each Bank:

        (a) Credit Agreement. This Agreement executed by the Company, the Documentation Agent and each of the Banks;

        (b)     By-laws; Resolutions; Incumbency.

                (i) Copies of the by-laws of the Company and of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, each certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of its respective officers authorized to execute and deliver and perform, as applicable, this Agreement and all other Loan Documents and notices to be delivered by it hereunder;

        (c)     Articles of Incorporation.      (i) A copy of the Company's
    Articles of Incorporation as in effect on the Closing Date, including any amendments thereto, certified by the Michigan Department of Commerce, and
    (ii) good standing certificates for the Company from the Michigan Department of Commerce and from the Secretaries of State of California and New York, each dated not earlier than October 1, 1994 and not more than seven (7) days prior to the Closing Date;

        (d)     Legal Opinions.

                (i) an opinion of A.N. Palizzi, counsel to the Company, and addressed to the Documentation Agent and the Banks, substantially in the form of Exhibit H-1; and

                (ii) an opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel to the Company and addressed to the Documentation Agent and the Banks in substantially the form of Exhibit H-2;

        (e) Payment of Transaction Fees and Expenses. Evidence of payment of all costs, accrued and unpaid fees and expenses (including Attorney
Costs) to the extent then due and payable on the Closing Date;

        (f) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

                (i) the representations and warranties of the Company contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                (ii) no Potential Default or Event of Default exists as of the date of such certificate;

                (iii) no material adverse change in the assets, liabilities, business, operations or condition of the Company and its Subsidiaries has occurred since January 26, 1994;

                (iv) no default has occurred and is continuing in respect of any Indebtedness of the Company and its Subsidiaries with an aggregate principal amount in excess of $100,000,000;

                (v) all consents and approvals required to consummate the transactions contemplated by this Agreement have been obtained or waived; and

                (vi) the Existing Facilities have been terminated and all Indebtedness outstanding thereunder has been satisfied;

        (g) Financial Statements. The financial statements of the Company referred to in Section 5.06;

        (h) Other Credit Facilities. The Company shall have entered into the Other Credit Facilities and the conditions to closing thereunder shall have been satisfied; and

        (i) Other Documents. Such other approvals, opinions or documents as the Documentation Agent may reasonably request.

        4.02 Conditions to All Borrowings and Letter of Credit Issuances. The obligation of each Bank to make any Committed Loan to be made by it hereunder, or any Competitive Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan) and of any Facing Agent to issue a Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

        (a) Notice of Borrowing or Issuance. In the case of any Committed Loan, the Documentation Agent shall have received a Notice of Borrowing and executed Notes evidencing the requested Loans to the extent required hereby and in the case of any Letter of Credit issuance, the Facing Agent shall have received a Letter of Credit Request;

                (b) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                (c) No Existing Default. No Potential Default or Event of Default shall exist or shall result from such Borrowing or issuance of such Letter of Credit.

Each Notice of Borrowing, Competitive Bid Request and Letter of Credit
Request submitted by the Company hereunder shall constitute a representation and warranty by the Company, as of the date of each such notice or request and as of the Borrowing Date relating thereto, that the conditions in Section 4.02 are satisfied.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES


        The Company represents and warrants to the Documentation Agent and each Bank that:

        5.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business and is in good standing in each additional jurisdiction where failure to so qualify would have an effect which, when taken together with the simultaneous effect of failure to qualify in any other jurisdictions, would in the aggregate have a Material Adverse Effect.

        5.02 Authorization; No Contravention. The execution, delivery and performance of this Agreement and the issuance of the Notes by the Company are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any Requirement of Law or of the terms of the Company's Articles of Incorporation or by-laws, or of any agreement, undertaking, contract or other obligation to which the Company is a party or by which it is bound.

        5.03 Consents and Approvals. No consent, waiver, approval, notification of, or registration or filing with, any Governmental Authority or any non-governmental Person is required in connection with the execution and delivery by the Company of this Agreement or any Notes or the borrowing by the Company hereunder or in connection with the consummation of any transaction contemplated hereby, except those disclosed in
Schedule 5.03 and which the Company has obtained or made.

        5.04 Binding Effect. This Agreement is, and each Note when issued will be, valid, binding and enforceable against the Company in accordance with the terms thereof (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

        5.05 Litigation. No litigation or governmental proceeding is pending or, to the knowledge of the Company, threatened, against the Company for which sufficient provision has not been made in the financial statements of the Company and which could have a material adverse effect on the Company's condition or business, financial or otherwise, or which purport to affect or pertain to this Agreement or any of the transactions contemplated hereby.

        5.06 Financial Statements. The balance sheet dated as of January 26, 1994 and the related statements of income and stockholders' equity and cash flows, of the Company and its Subsidiaries contained in the annual report of the Company to its stockholders have been audited and certified by Price Waterhouse, independent certified public accountants, and are complete and accurate in all material respects and present fairly the financial condition of the Company and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied. The balance sheet dated as of July 27, 1994 and the related statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries contained in the quarterly report of the Company filed with the U.S. Securities and Exchange Commission (the "SEC") on Form 10-Q are complete and accurate in all material respects and present fairly the financial condition of the Company and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied.

        5.07 Use of Proceeds; Margin Regulations. After applying the proceeds of any borrowings hereunder, not more than 25% of the value of the assets of the Company and its Subsididaries will consist of "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board. The Company is not generally engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock.

    5.08 No Default. No Potential Default or Event of Default exists or would result from the incurring of any Obligations by it.

    5.09 Taxes. The Company has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company that could, if made, have a Material Adverse Effect.

    5.10 Insurance. The properties and business of the Company are insured in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Company operates.

    5.11 Compliance With Laws. The Company is in compliance with all applicable laws, rules and regulation (including environmental laws, rules and regulations and the Employee Retirement Income Security Act of 1976, as amended, and all regulations thereunder) except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

    The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

    6.01 Payment of Taxes. The Company will pay, when due, all taxes assessed against the Company or its property and all other claims which may become a Lien upon any of its property, except to the extent that (a) the same are being contested in good faith by appropriate proceedings, and (b) adequate reserves for payment thereof have been established in accordance with GAAP.

   6.02 Insurance. The Company shall maintain insurance with respect to its properties and business in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Company operates.

   6.03   Preservation of Corporate Existence, Etc.  The Company shall:

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; and

        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section
        7.01 and dispositions of assets permitted by Section 7.02.

        6.04 Maintenance of Property. The Company shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by Section 7.02.

        6.05 Compliance with Laws. The Company shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

        6.06 Books and Records; Other Information. The Company shall maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company, and will provide to the Documentation Agent and the Banks such other information as they may reasonably request and which is reasonably available to the Company or can be reasonably computed from the Company's books and records.

        6.07 Financial Information. The Company shall deliver to the Documentation Agent for distribution to the Banks (and, if requested, with sufficient copies for each Bank):

                (a) within sixty (60) days after the end of each of the first three (3) fiscal quarters of the Company, copies of (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, (ii) the consolidated statement of income of the Company and its Subsidiaries for such quarter and for the period from the end of the most recent fiscal year of the Company through the end of such quarter, (iii) the consolidated statement of cash flows of the Company and its Subsidiaries for the period from the end of the most recent fiscal year of the Company through the end of such quarter, all prepared in accordance with GAAP and certified by a Responsible Officer as being a fair statement of results for the periods covered thereby; subject to ordinary year-end audit adjustments;

        (b) concurrently with the delivery of the financial statements referred to in Sections 6.07(a) and (c), a certificate duly completed and executed by a Responsible Officer, as to compliance by the Company with the covenants contained in Sections 7.04 and 7.05 hereof, and stating that no Potential Default or Event of Default then exists (or, if any should then exist, identifying the same and stating any actions being taken by the Company with respect thereto);

        (c) within one hundred twenty (120) days after the end of each fiscal year of the Company, copies of (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, (ii) the consolidated statement of income of the Company and its Subsidiaries for such fiscal year, and (iii) the consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and certified by a nationally recognized independent public accounting firm; and

        (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders and copies of all Forms 10K, 10Q and 8K that the Company files with the SEC.

        6.08 Notices.

        (a) The Company shall notify each Bank promptly, but not later than three (3) Business Days after the Company becomes aware thereof, of the occurrence of any Event of Default.

        (b) The Company shall notify the Documentation Agent for distribution to the Banks promptly, but not later than three (3) Business Days after the Company becomes aware thereof, of the occurrence of:

                (i) any Potential Default;

                (ii) any Material Adverse Effect or any event or other development which could have a Material Adverse Effect;

                (iii) any change in the Debt Rating by Moody's or S&P; or

                (iv) any Reportable Event.

                                 ARTICLE VII

                              NEGATIVE COVENANTS

        The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

        7.01 Consolidations and Mergers. The Company shall not merge or consolidate with any other Person, unless:

                (a) the successor formed by or resulting from such consolidation or merger is the Company or a Subsidiary of the Company (and, if the survivor is a Subsidiary of the Company, such Subsidiary shall affirm the Company's Obligations under the Loan Documents in writing), and

                (b) no Event of Default or Potential Default shall have occurred and then be continuing or would arise after giving effect thereto.

        7.02 Disposition of Assets. The Company shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

        (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

        (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

        (c) dispositions of inventory or equipment by the Company to any Subsidiary pursuant to reasonable business requirements; and

        (d) other dispositions of assets having, in any fiscal year of the Company, an aggregate book value not exceeding 10% of the Company's consolidated total assets as of the end of the most recently ended fiscal year of the Company, as reflected in the Company's balance sheet contained in its audited financial statements for such fiscal year;

provided, however, that this Section 7.02 shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Company, even if such an entity is no longer a Subsidiary of the Company, if (x) consideration received is fair market value (as determined by the Company), or (y) the Company's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Company.

        7.03 Limitation on Liens. The Company shall not incur any Indebtedness which is secured by a Lien on any assets of the Company, whether now owned or hereafter acquired, unless, concurrently with creation of any such Lien securing Indebtedness in an aggregate amount of $50,000,000 or more, the Company shall cause the Obligations and its obligations under the Other Credit Facilities to be equally and ratably secured by the same assets, provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

                (a) Liens for taxes not delinquent or being contested in good faith:

                (b) Liens created in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course;

                (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or other interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Closing Date, or the acquisition after the Closing Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

                (d) mortgages on real property which is the sole security for Indebtedness the amount of which does not exceed the greater of the cost of such property and improvements or the fair market value thereof;

                (e) mortgages, security interests and Liens on assets of the Company existing on the Closing Date and set forth on Schedule
        7.03, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness and applying only to the same property or assets; and

                (f) mortgages, security interests and Liens in connection with indebtedness under industrial revenue bond financings or similar government agency supported financings.

        7.04 EBITDAR Coverage Ratio. The Company shall not permit its ratio of

                (a) EBITDAR (measured as of the end of any fiscal quarter ending after the Closing Date for the four fiscal quarters then ended)

to

                (b) the sum of (i) consolidated net interest expense for such four fiscal quarter period plus (ii) consolidated Rent Expense for such four fiscal quarter period to be less than 1.50 to 1.00.

        7.05 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than Four Billion Five Hundred Million Dollars ($4,500,000,000).


                                 ARTICLE VIII

                              EVENTS OF DEFAULT


        8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment of Principal. The Company fails to pay, when and as required to be paid herein, any amount of principal of any Loan and such default shall continue unremedied for a period of two (2) Business Days after the date upon which notice thereof is received by the Company from the Documentation Agent; or

                (b) Non-Payment of Interest or Fees. The Company fails to pay, when and as required to be paid herein, any interest or any fees payable hereunder and such default shall continue unremedied for a period of five (5) Business Days after the date upon which notice thereof is received by the Company from the Documentation Agent; or

                (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.02, 6.03, 6.08(a), 7.01, 7.02 and 7.03; or

                (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Company by the Documentation Agent or any Bank; or

        (e) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein proves to have been inaccurate or untrue in any material respect on or as of the date made or deemed made; or

        (f) Cross-Default; Cross-Acceleration. (i) The Company fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any applicable grace periods, or
(ii) by reason of any action taken by the Company with the intent and capacity promptly to satisfy any obligation of the Company resulting therefrom, including, without limitation, the calling for payment by the Company of any of its Indebtedness or the termination by the Company of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Company fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount (including undrawn committed or available amounts) of more than One Hundred Million Dollars ($100,000,000) if the effect of any such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, or (iv) the Company fails to pay any such other Indebtedness in full at its stated maturity; or

        (g) ERISA. The occurrence of a Reportable Event which the PBGC deems grounds to terminate any employee pension benefit plan or for the appointment of a trustee to administer such plan and such Reportable Event is not corrected and such determination by the PBGC is not revoked within thirty (30) days after notice thereof; or the institution of proceedings by the PBGC to terminate any such plan; or the appointment of a trustee to administer any such plan; or

        (h) Monetary Judgments. A final judgment or judgments in excess of One Hundred Million Dollars ($100,000,000) shall be entered against the Company by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or

        (i) Insolvency; Voluntary Proceedings. The Company (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course;
        (iii) commences any Insolvency Proceeding with respect to itself; or
        (iv) takes any action to effectuate or authorize any of the foregoing;
        or

                (j) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is entered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its business.

        8.02 Remedies. If any Event of Default occurs, the Documentation Agent shall, at the request of, or may, with the consent of, the Required Banks,

                (a) declare the Commitment of each Bank to make Committed Loans and to issue Letters of Credit to be terminated, whereupon such Commitments shall forthwith be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, that upon the occurrence of any event specified in Section 8.01(i) or 8.01(j) above (upon the expiration of the 60-day period mentioned therein, if applicable), the Commitment of each Bank shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Documentation Agent or any Bank. If any Bank which made a Competitive Bid Loan shall suffer an Event of Default under Section 8.01(a) due to the Company's failure to pay any amount of principal on any Competitive Bid Loan, such Bank may send a written request to the Documentation Agent to obtain approval of the Required Banks to terminate the Commitments and, if such approval is not obtained within ten (10) Business days after the date such request is received, the requesting Bank (or assignee) may commence enforcement of such default by any and all legal means. Any payments received after the Banks have taken action pursuant to Section 8.02(b) shall be allocated ratably among the Committed Loans.

        In addition to the foregoing, following the occurrence and during the Continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Documentation Agent, the Company shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with BofA in the name of the Documentation Agent, for the ratable benefit of the Banks and the Documentation Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Company shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Documentation Agent from time to time in certificates of deposit of BofA having a maturity not exceeding thirty days. Such funds shall be promptly applied by the Documentation Agent to reimburse the Facing Agent for drafts drawn from time to time under such Letters of Credit, and if there are insufficient funds available to reimburse the Facing Agent for all such drafts, then such funds shall be applied ratably in accordance with the Stated Amounts of the related Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Events of Default shall, unless the Documentation Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Company.

        8.03 Rights Not Exclusive. The rights provided for in this Agreement and the Other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                  ARTICLE IX

                           THE DOCUMENTATION AGENT

        9.01 Appointment and Authorization. Each Bank hereby irrevocable (except as otherwise set forth in Section 9.09) appoints, designates and authorizes the Documentation Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such poweres and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Documentation Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent.

        9.02 Delegation of Duties. The Documentation Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Documentation Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.03 Liability of Agent-Related Persons. No Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own negligence under or breach or default of its obligations under this Agreement), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan
Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Documentation Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other loan document, or for any failure of the Company or any other party to any Loan Document to preform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any the Company's Subsidiaries or Affiliates.

        9.04 Reliance by Documentation Agent.

        (a) The Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and

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
upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Documentation Agent. The Documentation Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Documentation Agent shall in all cases by fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all of the Banks or the Required Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Documentation Agent to such Bank for consent, approval, acceptance or satisfaction or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        9.05 Notice of Default. The Documentation Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Documentation Agent for the account of the Banks, unless the Documentation Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Potential Default or Event of Default and stating that such Notice is a "notice of default". The Documentation Agent will notify the Banks of its receipt of any such notice. The Documentation Agent shall take such action with respect to such Potential Default or Event of Default as shall be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Documentation Agent has received any such request, the Documentation Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Documentation Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Documentation Agent that it has,

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
independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Documentation Agent, the Documentation Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

        9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata (as determined in accordance with their respective Commitment Percentages) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Documentation Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Documentation Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent

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
that the Documentation Agent is not reimbursed for such expenses by or on behalf of the Company. The obligation of the Banks in this Section 9.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Documentation Agent.

     9.08   Documentation Agent in Individual Capacity.  BofA and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Affiliates as though BofA were not the Documentation Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Subsidiaries and Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Documentation Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Documentation Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Documentation Agent and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

     9.09 Successor Documentation Agent. The Documentation Agent may, and at the request of the Required Banks shall, resign as Documentation Agent, upon thirty days' notice to the Banks and the Company. If the Documentation Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor Documentation Agent which successor Documentation Agent shall be subject to the reasonable approval of the Company, provided no Event of Default then exists. If no successor Documentation Agent is appointed prior to the effective date of the resignation of the resigning Documentation Agent, the Documentation Agent may appoint, after consulting with the Banks and subject to the approval of the Company, a successor Documentation Agent from among the Banks. Upon the acceptance of its appointment as successor Documentation Agent hereunder, such successor Documentation Agent shall succeed to all the rights, powers and duties of the retiring Documentation Agent and the term "Documentation Agent" shall mean such successor Documentation Agent and the retiring Documentation Agent's appointment, rights, powers and duties in such capacity shall be terminated. After any retiring Documentation Agent's resignation hereunder as Documentation Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Documentation Agent under this Agreement. If no successor Documentation Agent has accepted appointment as Documentation Agent by the date which is thirty days following a retiring Documentation Agent's notice of resignation, the retiring Documentation Agent's notice of resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Documentation

Agent until such time, if any, as the Required Banks appoint a successor Documentation Agent as provided for above.

        9.10 Withholding Tax.

        (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Documentation Agent, to deliver to the Documentation
Agent:

                (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two (2) properly completed and executed originals of IRS Form 1001 ("Form 1001") before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two (2) properly completed and executed originals of IRS Form 4224 ("Form 4224") before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Documentation Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

        (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Documentation Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Documentation Agent will treat such Bank's Form
1001 as no longer valid.

        (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Documentation Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such

Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Documentation Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Documentation Agent, then the Documentation Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Documentation Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly executed, because such Bank failed to notify the Documentation Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Documentation Agent fully for all amounts paid, directly or indirectly, by the Documentation Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Documentation Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Documentation Agent.


                                  ARTICLE X

                                MISCELLANEOUS

        10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and acknowledged in writing by the Documentation Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, do any of the following:

                (a)  increase the Commitment of any Bank;

                (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

                (e) amend this Section 10.01 or Section 2.12;

                (f) extend the Termination Date or permit any Letter of Credit to have an expiry date beyond the Termination Date; or

                (g) amend the definition of "Required Banks";

provided, further, that no amendment, waiver or consent shall, unless in writing and consented to and signed by the Documentation Agent, in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Documentation Agent under this Agreement or any other Loan Document.

        10.02 Notices.

        (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed, faxed, or delivered,
(i) if to the Company, to its address specified on the signature pages hereof,
(ii) if to any Bank, to its Lending Office, and (iii) if to the Documentation Agent, to its address specified on the signature pages hereof; or (iv) as to any party to such other address as shall be designated by such party in a written notice to the other parties.


        (b) All such notices and communications shall, when transmitted by overnight delivery or by facsimile, be effective when delivered for overnight delivery or transmitted by facsimile (to be promptly confirmed by sender by telephone), respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Documentation Agent.


        (c) The Company acknowledges and agrees that any agreement of the Documentation Agent and the Banks in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Documentation Agent and the Banks shall be entitled to rely in good faith on the authority of any Person purporting to be a Person


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
authorized by the Company to give such notice and the Documentation Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Documentation Agent and the Banks in good faith reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans or any other Obligations shall not be affected in any way or to any extent by any failure by the Documentation Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Documentation Agent and the Banks of a confirmation which is at variance with the terms conveyed to the Documentation Agent and the Banks in the telephonic or facsimile notice.

        10.03 No Waiver. No failure to exercise and no delay in exercising, on the part of the Documentation Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                (a) pay or reimburse the Documentation Agent on demand for all costs and expenses incurred by the Documentation Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney Cost incurred by it with respect thereto; provided, that the fees and expenses of outside counsel in connection with the preparation of this Agreement and the other Loan Documents shall be in accordance with a letter agreement dated August 30, 1994 from Winston & Strawn to the Documentation Agent;

                (b) pay or reimburse each Bank and the Documentation Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including the connection with any "workout" or restructuring regarding the Loans or any Event of Default or Potential Default) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Documentation Agent and any Bank; and

                (c) pay or reimburse the Documentation Agent on demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Documentation Agent in connection with the matters referred to under clause (b) of this Section 10.04.

        10.05 Indemnity. The Company agrees to indemnify and hold harmless the Banks, the Documentation Agent, the Arrangers and each director, officer and employee of each of them (each, an "Indemnified Person") from and against any and all action, suits, proceedings, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person: (a) as a result of the Company's making any untrue statement of a material fact or omitting to state a material fact under or pursuant to the Contract Documents, or the Company's negligence under, or breach or default of, the Contract Documents; or (b) by any third party who has a relationship with the Company and asserts in connection therewith that an Indemnified Person is liable to such third party by reason of the Contract Documents between the Company and the Banks, the Documentation Agent and/or the Arrangers; provided, that no Indemnified Person shall be indemnified with respect to such party's breach, default, negligence or bad faith in performning its duties and obligations under any of the Contract Documents. For purposes hereof, the term "Contract Documents" means the Loan Documents and any further agreements or instruments entered into pursuant to this Agreement. Any Indemnified Person seeking indemnification pursuant hereto with respect to a third party claim must give the Company timely notice of any such claim and cooperate in the defense thereof, and the Company shall have the right to control the defense thereof and, if the same shall not involve any payment or performance by the Indemnified Person, settlement of such claim.

        10.06 Marshalling; Payments Set Aside. Neither the Documentation Agent nor any Bank shall be under any obligation to marshall any assets in favor of the Company or any other person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Documentation Agent or the Banks, or the Documentation Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

        10.07 Successors and Assigns. Subject to Section 10.08 hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Documentation Agent and each Bank.

        10.08 Assignments, Participations, Etc.

        (a) Any Bank may, with the written consent of the Company and the Documentation Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Documentation Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to any other Bank) (each an "Assignee") all, or any part of all, of its Loans, its Commitment Percentage of all LC Obligations, its Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount (except with respect to assignments to other Banks) of Ten Million Dollars ($10,000,000)); provided, however, that the Company and the Documentation Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment in form and substance satisfactory to the Company and the Documentation Agent, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Documentation Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Documentation Agent an Assignment and Acceptance in the form of Exhibit I ("Assignment and Acceptance"); (C) such Bank or its Assignee shall have paid the processing fee of $3,000 to the Documentation Agent; and (D) the assigning Bank shall have delivered any Committed Loan Note and any Competitive Bid Note payable to such Bank to the Documentation Agent.

        (b) From and after the date that the Documentation Agent notifies the assignor Bank that the Requirements of Section 10.08(a) are satisfied (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its additional obligations under the Loan Documents.

        (c) Within five (5) Business Days after its receipt of notice by the Documentation Agent that the requirements of Section 10.08(a) are satisfied the Company shall execute and deliver to the Documentation Agent a Competitive Bid Note payable to the order of the Assignee; provided, that unless the Assignor Bank has retained a portion of its Commitment, the new Competitive Bid Note will only be delivered upon receipt of the assignor Bank's Competitive Bid Note.

        (d) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

        (e) Any Bank may at any time sell to one or more commercial banks and, in respect of Competitive Bid Loans, to any other Person (a "Participant") participating interests in any Loans, LC Obligations, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Documentation Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.05 but only to the extent it would be entitled to the same if it were also a Bank which is an Eligible Assignee, but shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (f) Each Bank and the Documentation Agent agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Company provided to it by the Company or by the Documentation Agent on the Company's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use or disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by a party to this Agreement, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that the Documentation Agent or any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Documentation Agent or such Bank is subject or in connection with an examination of the Documentation Agent or such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to the Documentation Agent's or such Bank's independent auditors and other professional advisors in the ordinary course of and within the scope of such advisors' engagements. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Documentation Agent or the Banks pursuant to this Agreement or which has been delivered to the Documentation Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided, that unless otherwise agreed by the Company, such Transferee or prosepctive Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder. Each Bank agrees that its obligations under this Section 10.08 shall survive any sale or assignment of its interests to a Transferee.

        (g) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning Bank in acordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder. Each Bank agrees to give the Company prompt written notice prior to any disclosure or release of any confidential material pursuant to the first proviso of Section 10.08(f).

        10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if the Obligations shall have become due and payable in full, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document. Each Bank agrees promptly to notify the Company and the Documentation Agent after any such set-off and application made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

        10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Documentation Agent and the Company in writing of any changes in the address to which notices to the Bank should be directed, of the addresses of any of its Lending Offices of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Documentation Agent or the Company shall reasonably request.

        10.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Documentation Agent.

        10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Documentation Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Documentation Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

        10.14  Governing Law and Jurisdiction.

                (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD

TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        10.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE DOCUMENTATION AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE DOCUMENTATION AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement, and understanding among the Company, the Banks and the Documentation Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letters referenced in Sections 2.11(b) and 2.11(c) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Documentation Agent or the Banks.

        10.17 Termination of Existing Facilities. The Company and each Bank party to this Agreement which is also party to an Existing Facility hereby agree to terminate such Existing Facility effective upon the execution of this Agreement. The Company hereby agrees to pay any fees outstanding to any such Bank in connection with such Existing Facility as soon as practicable following invoice thereof by such Bank.

[BALANCE OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                        KMART CORPORATION

                                        By:    James P. Churilla
                                            -------------------------------

                                        Title: Vice President and Treasurer
                                               ----------------------------

                                        Address for Notices:
                                        3100 West Big Beaver Road
                                        Troy, MI 48084
                                        Attn: Treasurer
                                        Facsimile: (810) 643-5398
                                        Telephone: (810) 643-1000

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Documentation Agent

                                        By: _______________________________

                                        Title: ____________________________

                                        Address for Notices:
                                        1455 Market Street, 12th Floor
                                        San Francisco, California 94103
                                        Attn: Agency Management Services
                                        Facsimile: (415) 622-4894
                                        Telephone: (415) 953-8501

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        KMART CORPORATION

                                        By: __________________________

                                        Title: _______________________

                                        Address for Notices:
                                        3100 West Big Beaver Road
                                        Troy, MI 48084
                                        Attn: Treasurer
                                        Facsimile: (810) 643-5398
                                        Telephone: (810) 643-1000

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Documentation Agent

                                        By: Dietmar Schiel
                                           ---------------------------
                                        Title: Vice President
                                              ------------------------

                                        Address for Notices:
                                        1455 Market Street, 12th Floor
                                        San Francisco, California 94103
                                        Attn: Agency Management Services
                                        Facsimile: (415) 622-4894
                                        Telephone: (415) 953-8501

                     Banks Signatory to Credit Agreement

Banca Commerciale Italiana, Chicago Branch

Banca Nazionale del Lavoro S.p.A. - New York Branch

Bankers Trust Company

Bank of America National Trust and Savings Association

The Bank of California, N.A.

Bank of Hawaii

The Bank of New York

The Bank of Tokyo Trust Company

Barnett Bank of South Florida, N.A.

Caisse Nationale de Credit Agricole

Canadian Imperial Bank of Commerce

Comerica Bank

Credit Lyonnais Chicago Branch

Credit Lyonnais Cayman Island Branch

The Dai-Ichi Kangyo Bank, Ltd., Chicago Branch

The Daiwa Bank, Limited

Deutsche Bank AG, Chicago and/or Cayman Islands Branches

First Interstate Bank of California

The First National Bank of Boston

The First National Bank of Chicago

First Tennessee Bank National Association

Fleet Bank of Massachusetts, N.A.

The Fuji Bank, Limited

Istitutio Bancario San Paolo di Torino S.p.A.

The Long-Term Credit Bank of Japan, Ltd. Chicago Branch

Michigan National Bank

The Mitsubishi Trust and Banking Corp.

National City Bank, Columbus

Nationsbank of North Carolina, N.A.

NBD Bank, N.A.

Royal Bank of Canada

The Sakura Bank, Limited

The Sanwa Bank, Limited, Chicago Branch

Shawmut Bank, N.A.

Societe Generale

Society National Bank

The Sumitomo Bank, Limited, Chicago Branch

The Tokai Bank, Ltd., Chicago Branch

UMB Bank, n.a.

Union Bank

Union Bank of Switzerland - Chicago Branch

United States National Bank of Oregon

Westdeutsche Landesbank Girozentrale New York and Cayman Islands Branches

Yasuda Trust and Banking Company, Limited

SCHEDULE 5.03

CONSENTS AND APPROVALS

None.

SCHEDULE 7.03

EXISTING MORTGAGES, SECURITY INTEREST AND LIENS ON ASSETS OF THE COMPANY EXISTING ON THE CLOSING DATE


Liens/Security Interests/Mortgages on PACE properties

Current Mortgages existing on Kmart Corporation's properties as of September 21, 1994 was $336 million

Kmart Corporation has guaranteed indebtedness related to certain of its properties financed by industrial revenue bonds. At January 26, 1994, the total amount of such guaranteed indebtedness was $284 million, of which $92 million was included in capital lease obligations.

                                  EXHIBIT A
                         FORM OF NOTICE OF BORROWING


                                                 ___________________, 19___


Bank of America National Trust
  and Savings Association, as
  Documentation Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services


        Re: Three Year Credit Agreement dated as of October 7, 1994 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among KMART CORPORATION (the "Company"), the Banks named therein and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent


Ladies and Gentlemen:

        The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Committed Borrowing specified herein:

        (1) The Business Day of the proposed Borrowing is ________________ ____________________, 19___.

        (2) The aggregate amount of the proposed Borrowing is $_______________.

        (3) The proposed Borrowing is to be comprised of [LIBOR] [CD Rate] [Reference Rate] Committed Loans.

        [(4) The duration of the initial Interest Period for the [LIBOR Committed Loans] [CD Rate Committed Loans] included in the proposed Borrowing shall be ______________________ [months] [days].]

        (5) Payment for this Borrowing is to be made to account number _____ at the Documentation Agent.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

        (a) the representations and warranties of the undersigned contained in
Article V of the Credit Agreement are true and correct on and as of each such date as if made on and as of each such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

        (b) no Potential Default or Event of Default exists or shall result from such proposed Borrowing.

                                        KMART CORPORATION

                                        By: _____________________________

                                        Title: __________________________

                                  EXHIBIT B

                  FORM OF NOTICE OF CONVERSION/CONTINUATION


                                                     __________, 19__



Bank of America National Trust
  and Savings Association, as
  Documentation Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention: Agency Management Services

        Re: Three Year Credit Agreement dated as of October 7, 1994
            (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among KMART CORPORATION (the "Company"), the Banks named therein and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent

Ladies and Gentlemen:

        The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Committed Loans specified herein:

        (1) The [Conversion Date] [Continuation Date] is ________, 19__.

        (2) The aggregate amount of the Committed Loans to be [converted] [continued] is $___________________.

        (3) The Loans are to be [converted into] [continued as] [LIBOR] [CD Rate] [Reference Rate] Committed Loans.

        (4) Unless the Loans are to be converted into Reference Rate Committed Loans, the duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ____________ [months] [days].

        The undersigned hereby certifies that no Potential Default or Event of Default exists as of the date hereof.

                                        KMART CORPORATION

                                        By: ______________________

                                        Title: ___________________

                                  EXHIBIT C
                         FORM OF COMMITTED LOAN NOTE

$_____________                                     __________________, 19___


        FOR VALUE RECEIVED, the undersigned, KMART CORPORATION, a Michigan corporation (the "Company"), hereby promises to pay to the order of _____________________________ (the "Bank") the principal sum of ______________
Dollars ($_________) or, if less, the aggregate unpaid principal amount of the Committed Loans made by the Bank to the Company pursuant to the Three Year Credit Agreement dated as of October 7, 1994 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, on the Termination Date.

        The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

        This promissory note (this "Note") is one of the Company's Committed Loan Notes issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made (including Section 2.02 thereof) for a more complete statement of the terms and conditions under which the Committed Loans evidenced hereby are made and are to be repaid and the amounts owing hereunder. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent at San Francisco, California or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Each of the Bank and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

        This Note is subject to prepayment as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The Company promises to pay all actual and reasonable costs and expenses, including Attorney Costs, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).

        IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                        KMART CORPORATION

                                        By:__________________________________

                                        Title:_______________________________

                     TRANSACTIONS ON COMMITTED LOAN NOTE
                               (REFERENCE RATE)


                                                                  AMOUNT
                   INTEREST              AMOUNT OF              PRINCIPAL OR              OUTSTANDING
                     RATE                LOAN MADE              PAID BALANCE               PRINCIPAL                NOTATION
 DATE               ON LOAN              THIS DATE               THIS DATE                 THIS DATE                MADE BY
-------------------------------------------------------------------------------------------------------------------------------




                     TRANSACTIONS ON COMMITTED LOAN NOTE
                                   (LIBOR)


                                                                         AMOUNT
               APPLICABLE          AMOUNT OF                           PRINCIPAL OR           OUTSTANDING
                 MARGIN            LOAN MADE         INTEREST          PAID BALANCE            PRINCIPAL             NOTATION
 DATE             LIBOR            THIS DATE          PERIOD            THIS DATE              THIS DATE             MADE BY
-------------------------------------------------------------------------------------------------------------------------------




                     TRANSACTIONS ON COMMITTED LOAN NOTE
                                  (CD RATE)


                                                                            AMOUNT
               APPLICABLE           AMOUNT OF                            PRINCIPAL OR           OUTSTANDING
                 MARGIN             LOAN MADE         INTEREST           PAID BALANCE            PRINCIPAL           NOTATION
 DATE           CD RATE             THIS DATE          PERIOD             THIS DATE              THIS DATE            MADE BY
-------------------------------------------------------------------------------------------------------------------------------




                                  EXHIBIT D
                         FORM OF COMPETITIVE BID NOTE

                                                        ______________, 19___

        FOR VALUE RECEIVED, the undersigned, KMART CORPORATION, a Michigan corporation (the "Company"), hereby promises to pay to the order of _________________________________________________________________ (the "Bank")
the principal sum of each Competitive Bid Loan ("Bid Loan") made by the Bank to the Company pursuant to the Three Year Credit Agreement dated as of October 7, 1994 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, on the last day of the Interest Period for such Bid Loan.

        The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

        This promissory note (this "Note") is one of the Company's Competitive Bid Notes issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made (including Section 2.02 thereof) for a more complete statement of the terms and conditions under which the Bid Loans evidenced hereby are made and are to be repaid and the amounts owing hereunder. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Documentation Agent at San Francisco, California or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Each of the Bank and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

        This Note is not subject to prepayment as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The Company promises to pay all actual and reasonable costs and expenses, including Attorney Costs, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).

        IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                        KMART CORPORATION

                                        By: _____________________________

                                        Title: __________________________

                     TRANSACTIONS ON COMPETITIVE BID NOTE
                               (ABSOLUTE RATE)


                                           AMOUNT
       INTEREST   AMOUNT OF    END OF      PRINCIPAL OR   OUTSTANDING
       RATE       LOAN MADE    INTEREST    PAID BALANCE   PRINCIPAL    NOTATION
DATE   ON LOAN    THIS DATE    PERIOD      THIS DATE      THIS DATE    MADE BY
_______________________________________________________________________________



                     TRANSACTIONS ON COMPETITIVE BID NOTE
                                   (LIBOR)



                                           AMOUNT
        APPLICABLE   AMOUNT OF             PRINCIPAL OR   OUTSTANDING
        MARGIN       LOAN MADE   INTEREST  PAID BALANCE   PRINCIPAL     NOTATION
DATE    LIBOR BID    THIS DATE   PERIOD    THIS DATE      THIS DATE     MADE BY
________________________________________________________________________________



                                  EXHIBIT E
                       FORM OF COMPETITIVE BID REQUEST


                                                  ____________________, 19___


Bank of America National Trust
  and Savings Association, as
  Documentation Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services
Fax No.: (415) 622-4894


        Reference is made to the Three Year Credit Agreement dated as of October 7, 1994 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among KMART CORPORATION (the "Company"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent.

        This is a Competitive Bid Request for [Absolute Rate] [LIBOR] Bid Loans pursuant to Section 2.06 of the Credit Agreement as follows:


Aggregate Principal Amount:      $__________       $__________     $__________

Date of Advance:                  __________        __________      __________

Maturity Date:                    __________        __________      __________

Interest Period:                  __________        __________      __________

Interest Payment Dates:           __________        __________      __________

[other relevant information]      __________        __________      __________

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

        (a)  the representations and warranties of the undersigned contained in
Article V of the Credit Agreement are true and correct on and as of each such date as if made on and as of each such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

        (b) no Potential Default or Event of Default exists or shall result from such proposed Borrowing.

                                        Very truly yours,

                                        KMART CORPORATION



                                        By: ________________________

                                        Title: _____________________

                                  EXHIBIT F
                   FORM OF INVITATION FOR COMPETITIVE BIDS


                                                ___________________, 19__

  TO:   [Name of Bank]

FROM: Bank of America National Trust and Savings Association, as Documentation Agent

  RE: Three Year Credit Agreement dated as of October 7, 1994 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement" among KMART CORPORATION (the "Company"), the Banks party thereto and Bank of America National Trust and Savings Association, as Documentation Agent. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Credit Agreement.

        Pursuant to Section 2.06(b) of the Credit Agreement, we have received from the Company a Competitive Bid Request inviting you to submit Competitive Bids to the Company for the following proposed [Absolute Rate Bid Loan(s)] [LIBOR Bid Loan(s)]:

Date of proposed Competitive Bid Borrowing: ____________________________, 19__

                                      Aggregate
                                  Principal Amount
Interest Period(s)                    of Loans                    Rate
------------------                ----------------                ----

        Your Competitive Bid must comply with Section 2.06(c) of the Credit Agreement and the foregoing terms on which the Competitive Bid Request was made.

        Please respond to this invitation by no later than ______ a.m. (New York City time) _________________, 19__ to us at __________________________;
facsimile number ___________________________; telex number __________________.

                                        BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION,
                                             as Documentation Agent


                                        By: ___________________________

                                        Title: _______________________
_

                                  EXHIBIT G

                           FORM OF COMPETITIVE BID


Bank of America National Trust
  and Savings Association, as
  Documentation Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention: Agency Management Services

Dear Sirs:

        Reference is made to the Three Year Credit Agreement dated as of October 7, 1994 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among KMART CORPORATION (the "Company"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent.

        In response to the Invitation for Competitive Bids dated ____________ __, 19__ and in accordance with Section 2.06(c) of the Credit Agreement, the undersigned Bank offers to make [Absolute Rate Bid Loan(s)] [LIBOR Bid Loan(s)] thereunder in the following principal amount(s) at the following interest rate(s) for the following Interest Period(s):

Date of Borrowing: ____________ __, 19__

OFFER 1:        (MAXIMUM AMOUNT $__________)
                (MINIMUM AMOUNT $__________).


INTEREST                        PRINCIPAL               [LIBOR Bid Margin]
 PERIOD                          AMOUNT                  [Absolute Rate]
--------                        ---------               ------------------

--------------                  --------------          --------------
--------------                  --------------          --------------
--------------                  --------------          --------------
--------------                  --------------          --------------

OFFER 2:        (MAXIMUM AMOUNT $__________)
                (MINIMUM AMOUNT $__________).


INTEREST                        PRINCIPAL               [LIBOR Bid Margin]
 PERIOD                          AMOUNT                  [Absolute Rate]
--------                        ---------               ------------------

--------------                  --------------          --------------
--------------                  --------------          --------------
--------------                  --------------          --------------
--------------                  --------------          --------------

OFFER 3:  (MAXIMUM AMOUNT $__________)
          (MINIMUM AMOUNT $__________).



    INTEREST           PRINCIPAL       [LIBOR Bid Margin]
     PERIOD             AMOUNT           [Absolute Rate]
_______________     _______________    __________________
_______________     _______________     _______________
_______________     _______________     _______________
_______________     _______________     _______________
_______________     _______________     _______________

        Subject to Section 2.06(e) of the Credit Agreement, the Company may not later than 10:30 a.m. (New York City time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 10:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, accept any combination of Interest Periods from one or more offers for the principal amounts indicated; provided, that the aggregate principal amount accepted from one offer does not exceed the maximum amount specified for such offer and the aggregate principal amount of all [Absolute Rate Bid Loans] [LIBOR Bid Loans] accepted does not exceed $_______________.

                                [NAME OF BIDDING BANK]

                                By:_________________________________
                                    Name:___________________________

                                Title: _____________________________

                                Telephone No.:______________________

                                Telecopier No.:_____________________

                                 EXHIBIT  H-1

                      (Letterhead of A.N. Palizzi, Esq.)

                               October 7, 1994


Bank of America National Trust
and Savings Association,
individually and as Documentation Agent
under the Three Year Credit Agreement referred to below (the "Documentation Agent")
335 Madison Avenue
New York, New York 10017

  and

The Financial Institutions
listed on Schedule I hereto

Ladies and Gentlemen:

        I am General Counsel to Kmart Corporation, a Michigan corporation ("Kmart"). In my capacity as General Counsel, I am authorized to furnish opinions on behalf of Kmart that may be required in connection with various matters, including that certain Three Year Credit Agreement dated as of October 7, 1994 (the "Credit Agreement") among Kmart, the financial institutions signatory thereto (the "Banks") and Bank of America National Trust and Savings Association, as Documentation Agent ("Documentation Agent").

        The Credit Agreement and the Committed Loan Notes dated as of October 7, 1994 payable to the Banks executed and delivered by Kmart thereunder (the "Notes") are hereinafter collectively referred to as the "Transaction Documents." Capitalized terms appearing herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

        In rendering the opinions set forth herein, I have examined originals of the Transaction Documents executed by Kmart and originals or copies, certified to my satisfaction, of such (i) certificates of public officials;
(ii) certificates of officers and representatives of Kmart; and (iii) other documents, records and papers, and I have made such inquiries of officers and representatives of Kmart as I have deemed relevant or necessary as the basis for such opinions. I have relied upon, and assume the accuracy of, such certificates and other statements, documents, records, and papers with respect to the factual matters set forth therein and I have assumed the genuineness of all of the signatures

(other than the signatures of Kmart) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

        Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

        1. Kmart (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly authorized to do business in each jurisdiction in which it owns or leases property and where the failure to do so would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations; and (iii) has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and under any Competitive Bid Notes which it may issue from time to time.

        2. The execution, delivery and performance by Kmart of each Transaction Document and of any Competitive Bid Notes which it may issue from time to time hereafter, and the consummation of each of the transactions and performance of each of the obligations on its part contemplated thereby;

                (i) have been duly authorized by all necessary corporate proceedings;

                (ii) are not in contravention of its articles of incorporation, bylaws or other organizational documents;

                (iii) will not violate any provisions of any law, rule, regulation (including any order, writ, judgment, decree, determination or award of any court or governmental instrumentality) presently in effect having applicability to it;

                (iv) will not conflict with or result in a breach of or constitute a default under or tortious interference with any indenture or loan or credit agreement, or any other agreement or instrument of which I have knowledge, to which it is a party or by which it or any of its properties may be bound (which conflict, breach, default or tortious interference would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations);

                (v) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

                (vi) except as already applied for or received as of the date hereof, do not require any authorization, consent, certificate, inspection, franchise, approval, license,



                                    H/1-2
qualification or formal exemption from, or any filing, declaration or registration with, any court, governmental agency or regulatory authority or any other Person.

        3. Kmart has duly executed and delivered the Transaction Documents, and each Transaction Document constitutes and each Competitive Bid Note when issued will constitute the valid and binding obligation, enforceable against it in accordance with the terms of such Transaction Document or Competitive Bid Note.

        4. There are no actions, suits, proceedings, investigations or judgments before any court, governmental agency or regulatory authority (foreign, Federal, state or local) outstanding, pending, or, to the best of my knowledge and belief, threatened against or in any other way involving or affecting Kmart or its properties, which, if determined adversely to it (i) would enjoin or otherwise materially interfere with the completion of any of the transactions contemplated by the Transaction Documents or any Competitive Bid Note, or (ii) would materially impair its ability to perform its obligations under the Transaction Documents or any Competitive Bid Note.

        5. To the best of my knowledge after due inquiry, Kmart is not in default with respect to any order of any court, arbitrator or governmental body where such default would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations, and it is not subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters the effect of which could be reasonably expected to have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations.

        6. To the best of my knowledge after due inquiry, Kmart is not in violation of any statute, rule or regulation of any governmental authority where such violation would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations.

        7. To the best of my knowledge after due inquiry, there is no existing material default by Kmart under any written contract, lease agreement, or other material agreement to which it is a party or by which any of its assets is bound which has, or could be reasonably expected to have, a material adverse effect upon its condition (financial or otherwise), properties, business, assets or results of operations.

        8. Kmart is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.


                                    H/1-3

        9. Kmart is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        The opinions herein expressed are subject to the following limitations and qualifications:

        (a) The enforceability of the rights and remedies of the Documentation Agent and the Banks under each of the Transaction Documents and any Competitive Bid Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting creditors' rights generally.

        (b) Enforceability of each of the Transaction Documents and any Competitive Bid Notes is subject to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies under any loan documents, and no opinion is expressed as to any specific remedy that may be granted, imposed or rendered, including equitable remedies such as those of specific performance, receivership and injunction.

        (c) The enforceability of particular rights and remedies provided in the Transaction Documents and any Competitive Bid Notes may be limited by applicable laws, provided, however, that sufficient rights and remedies are available to afford the Documentation Agent and the Banks the practical realization of the benefits afforded by the Transaction Documents and such Competitive Bid Notes.

        Without limitation of the foregoing, I express no opinion: (i) as to any provisions for acceleration of indebtedness or imposition of penalties in the event of, or remedies available for, breaches of the Transaction Documents which might be determined by a court to be non-material (including material breaches of non-material provisions), or where the enforcement of such provisions or remedies might be found not to have been taken in good faith and in a reasonable manner; (ii) as to remedies available in respect of breaches of the Transaction Documents or provisions for indemnification against liabilities or losses thereunder which breaches, liabilities or losses might be found to be the proximate result of actions or omissions by the Documentation Agent or the Banks; (iii) as to any provision of the Transaction Documents to the extent such provisions would constitute waivers of rights that may be found to constitute waivers that are against public policy; (iv) as to any provision of the Transaction Documents to the extent that it purports to waive the requirements of good faith, notice and commercial reasonableness under the U.C.C. which requirements cannot be waived

                                    H/1-4
by consent; (v) as to provisions in the Transaction Documents which provide for the imposition of penalties, the payment or reimbursement of costs and expenses or the indemnification of claims, losses or liabilities that may be found to be unrelated to the damage suffered by the Documentation Agent or the Banks or in excess of a reasonable amount; (vi) as to any provisions of the Transaction Documents which constitute rights that may be found to be against public policy; (vii) as to the validity of any provision of any Transaction Document which provides for the compounding of interest or payment or accrual of interest on interest; and (viii) as to provisions in the Transaction Documents which waive objection to jurisdiction, the manner of service of process, notice or the effects of delay or failure to exercise rights and remedies.

        (d) I am qualified to practice law in the State of Michigan and I do not purport to express any opinion herein concerning any laws other than the laws of the State of Michigan and applicable federal law.

        (e) This opinion is predicated solely upon laws and regulations in existence as of the present date and as they presently apply, and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative action, judicial decision or otherwise.

        Whenever in this opinion I have used the phrase "to the best of our knowledge" (or similar terms), this means the conscious awareness of those attorneys in my department who have active involvement in the preparation of this opinion or who are primarily responsible for providing the response concerning a particular opinion issue or information regarding factual matters.

        This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you for any other purpose or by any other persons without my prior written consent. This opinion is limited to the matters set forth herein and no opinion is intended to be implied or inferred beyond those expressly stated herein.

                                Very truly yours,




                                    H/1-5

                                                                    Schedule I

                            Financial Institutions

                                  [to come]




















                                    H/1-6

                                 EXHIBIT H-2



         {letterhead of Dickinson, Wright, Moon, Van Dusen & Freeman}


                               October 7, 1994



Bank of America National Trust
and Savings Association,
individually and as Documentation Agent
under the Three Year Credit Agreement referred to below (the "Documentation Agent")
335 Madison Avenue
New York, New York 10017

        and

The Financial Institutions
listed on Schedule I hereto

Ladies and Gentlemen:

        We have acted as special counsel to Kmart Corporation, a Michigan corporation ("Kmart"), in connection with the following agreements and documents and the transactions contemplated thereby:

        (i) that certain Three Year Credit Agreement dated as of October 7, 1994 by and among Kmart, the financial institutions signatory thereto (the "Banks") and the Documentation Agent (the "Credit Agreement"); and

        (ii) those certain Committed Loan Notes dated as of October 7, 1994 payable to the Banks, executed and delivered by Kmart thereunder (the "Notes").

        The Credit Agreement and the Notes are hereinafter collectively referred to as the "Transaction Documents." Capitalized terms appearing herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Pursuant to Section 4.01(d) of the Credit Agreement, this opinion is delivered to you upon the instruction of Kmart.

        In rendering the opinions set forth herein, we have examined originals of the Transaction Documents executed by Kmart and originals or copies, certified to our satisfaction, of such (i) certificates of public officials;
(ii) certificates of officers and representatives of Kmart; and (iii) other documents, records and papers, and we have made such inquiries of officers and representatives of such entity, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assume the accuracy of, such certificates and other statements, documents, records and papers with respect to the factual matters set forth therein and we have assumed the genuineness of all of the signatures (other than the signatures of Kmart) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have further assumed that negotiations with respect to the transactions contemplated by the Transaction Documents took place in the State of New York, Loans under the Credit Agreement shall be disbursed by the Documentation Agent out of its offices in New York and payments under the Credit Agreement shall be made to the Documentation Agent at its offices in New York.

        Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that:

        1. Kmart has duly executed and delivered the Transaction Documents, and each such Transaction Document constitutes and each Competitive Bid Note when issued will constitute the valid and binding obligation of Kmart, enforceable against it in accordance with the terms of such Transaction Document.

        2. In any action or proceeding in the State of Michigan arising out of or relating to any of the Transaction Documents or any Competitive Bid Note, the provisions of the Transaction Documents or such Competitive Bid Note wherein the parties thereto agree that the Transaction Documents or such Competitive Bid Note shall be governed by, and be construed in accordance with, the laws of the State of New York, would be recognized and given effect.

        3. The rates of interest applicable to the obligations of Kmart under the Credit Agreement do not violate any law, rule or regulation of the State of Michigan prescribing a maximum rate of interest. We call to your attention, however, that the Michigan criminal usury statute makes it unlawful to knowingly charge, take or receive interest on a loan at a rate exceeding 25% per annum.

        The opinions herein expressed are subject to the following limitations and qualifications:

        (a) The enforceability of the rights and remedies of the Documentation Agent and the Banks under each of the Transaction Documents and any Competitive Bid Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting creditors' rights generally.


                                    H/2-2

        (b) Enforceability of each of the Transaction Documents and any Competitive Bid Notes is subject to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies under any loan documents, and no opinion is expressed as to any specific remedy that may be granted, imposed or rendered, including equitable remedies such as those of specific performance, receivership and injunction.

        (c) The enforceability of particular rights and remedies provided in the Transaction Documents and any Competitive Bid Notes may be limited by applicable laws, provided, however, that sufficient rights and remedies are available to afford the Documentation Agent and the Banks the practical realization of the benefits afforded by the Transaction Documents and such Competitive Bid Notes.

        Without limitation of the foregoing, we express no opinion: (i) as to any provisions for acceleration of indebtedness or imposition of penalties in the event of, or remedies available for, breaches of the Transaction Documents which might be determined by a court to be non-material (including material breaches of non-material provisions), or where the enforcement of such provisions or remedies might be found not to have been taken in good faith and in a reasonable manner; (ii) as to remedies available in respect of breaches of the Transaction Documents or provisions for indemnification against liabilities or losses thereunder which breaches, liabilities or losses might be found to be the proximate result of actions or omissions by the Documentation Agent or the Banks; (iii) as to any provision of the Transaction Documents to the extent such provisions would constitute waivers of rights that may be found to constitute waivers that are against public policy; (iv) as to any provision of the Transaction Documents to the extent that it purports to waive the requirements of good faith, notice and commercial reasonableness under the U.C.C. which requirements cannot be waived by consent; (v) as to provisions in the Transaction Documents which provide for the imposition of penalties, the payment or reimbursement of costs and expenses or the indemnification of claims, losses or liabilities that may be found to be unrelated to the damage suffered by the Documentation Agent or the Banks or in excess of a reasonable amount; (vi) as to any provisions of the Transaction Documents which constitute rights that may be found to be against public policy; (vii) as to the validity of any provision of any Transaction Document which provides for the compounding of interest or payment or accrual of interest on interest; and (viii) as to provisions in the Transaction Documents which waive objection to jurisdiction, the manner of service of process, notice or the effects of delay or failure to exercise rights and remedies.


                                    H/2-3

        (d) We are qualified to practice law in the States of Michigan and we do not purport to express any opinion herein concerning any laws other than the laws of the State of Michigan and applicable federal law. In this regard, we have noted that the Transaction Documents expressly provide that they are to be governed by the laws of the State of New York.

        (e) This opinion is predicated solely upon laws and regulations in existence as of the present date and as they presently apply, and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion should the present laws be changed by legislative action, judicial decision or otherwise.

        Whenever in this opinion we have used the phrase "to the best of our knowledge" (or similar terms), this means the conscious awareness of those attorneys in the Firm who have active involvement in the preparation of this opinion or who are primarily responsible for providing the response concerning a particular opinion issue or information regarding factual matters.

        This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you for any other purpose or by any other persons without our prior written consent. This opinion is limited to the matters set forth herein and no opinion is intended to be implied or inferred beyond those expressly stated herein.

                                        Very truly yours,



                                    H/2-4

                                                        Schedule I

                            Financial Institutions

                                  [to come]






                                    H/2-5

                                  EXHIBIT I
                 FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

        This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of ___________, 19__ is made between ____________________________________ (the
"Assignor" and ___________________________________________(the "Assignee").

                                   RECITALS

        WHEREAS, the Assignor is party to that certain Three Year Credit Agreement dated as of October 7, 1994 among KMART CORPORATION, a Michigan corporation (the "Company"), the banks named therein (including the Assignor, the "Banks") and Bank of America National Trust and Savings Association, as Documentation Agent (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings;

        WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Committed Loans (the "Committed Loans") to the Company in an aggregate principal amount at any one time ($________) (the "Aggregate Commitment");

        WHEREAS, {the Assignor has made Committed Loans in the aggregate outstanding principal amount of $____________ to the Company} {no Committed Loans are outstanding under the Credit Agreement};

        WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Aggregate Commitment {together with a corresponding portion of each of its outstanding Committed Loans,} in an amount equal to $____________ (the "Assigned Amount") on the terms listed on Schedule I hereto and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

        WHEREAS, the Assignee will have no interest in any Absolute Rate Bid Loans or LIBOR Bid Loans made by the Assignor;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        1.      Assignment and Assumption.

        (a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to __ percent

(______%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage Share of the Aggregate Commitment [and any outstanding Committed Loans made by the Assignor]. The sale, assignment, purchase and assumption set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

        (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

        (c) After giving effect to the assignment and assumption, on the Effective Date the Assignee's Commitment will be $________. After giving effect to the assignment and assumption, on the Effective Date the Assignor's Commitment will be $________.

        2.      Payments.

        (a)     As consideration for the sale and assignment contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $________, representing the Assignee's Percentage Share of the principal amount of all Committed Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

        (b) The [Assignor] [Assignee] further agrees to pay to the Documentation Agent a processing fee in the amount of $3,000.

        (c)     To the extent payment to be made by the Assignee pursuant to
Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover from the Assignee such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

        3.      Reallocation of Payments.

        Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Committed

Loans and the Assignor's Commitment, shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

        4.      Independent Credit Decision.

        The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the financial statements referred to in Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

        5.      Effective Date; Notices.

        (a) The effective date for this Agreement is ____________ (the "Effective Date"); provided, that the following conditions precedent have been satisfied on or before the Effective Date:

                (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

                [(ii)   the consent of the Company and the Documentation Agent
         required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

                (iv) the processing fee referred to in Section 2(b) of this Agreement and in Section 10.08(a) of the Credit Agreement shall have been paid by the [Assignor] [Assignee] to the Documentation Agent.

        (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Documentation Agent for acceptance and recording by the Documentation Agent, such notices, agreements or other documents as may be required under the Credit Agreement.

        [6. Agent [INCLUDE ONLY IF ASSIGNOR IS DOCUMENTATION AGENT].

        (a) The Assignee hereby appoints and authorizes the Assignor to take such action as Documentation Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Documentation Agent by the Banks pursuant to the terms of the Credit Agreement.

        (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Documentation Agent under the Credit Agreement.]

        7. Withholding Tax.

        If the Assignee is a foreign person within the meaning of the Code, the Assignee agrees to comply with Section 9.10 of the Credit Agreement as if the Effective Date were the Closing Date of the Credit Agreement and, if such Assignee fails to comply with Section 9.10 of the Credit Agreement, then this Agreement shall not become effective.

        8. Representations and Warranties.

        (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

        (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the

Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any Subsidiary or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

        (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee under the Credit Agreement.

        9.  Further Assurances.

        The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company or the Documentation Agent which may be required in connection with the assignment and assumption contemplated hereby.

        10.  Indemnity.

        The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, Attorney Costs) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

        11.  Miscellaneous.

        (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto, and consented to in writing by the Documentation Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

        (b) All payments made hereunder shall be made without any set-off or counterclaim.

        (c) All communications among the parties or notices in connection herewith shall be in writing (including facsimile transmission or telex) and delivered, telexed or telecopied, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (ii) if to the Company or the Documentation Agent, at their respective addresses set forth in the Credit Agreement or any other documents or instruments delivered pursuant thereto. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Lending Office the office set forth beneath its name on the signature pages hereof.

        (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

        (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

        (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans attributable thereto in accordance with and subject to the Credit Agreement.

        (g) The Assignor may at any time or from time to time grant to others assignments or participations in Assignor's Aggregate Commitment or the Loans but not in the portions thereof assigned to the Assignee pursuant to this Agreement.

        (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

        (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

        (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

        (k) In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

        (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        (m) The Assignor and the Assignee each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Credit Agreement, any related documents and agreements or any related course of conduct, course of dealing or statements (whether oral or written).

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        ____________________________________
                                        Assignor

                                        By:_________________________________
                                        Title:______________________________

                                        Address for Notices:

                                        Lending Office:

                                        Address for Payments

                                        [Address]


                                        _____________________________________
                                        Assignee


                                        By: _________________________________

                                        Title: ______________________________

                                        Address for Notices:

                                        Lending Office:

                                        Address for Payments
                                        [Address]

                                  SCHEDULE I
                                      TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT


1.      Company:

2.      Date of Credit Agreement:

3.      Assignor:

4.      Assignee:

5.      Date of Assignment Agreement:

6.      Effective Date:

7.      Assignee's Share

(a)     Assignee's Percentage Share

(b)     Assigned Amount

8.      Fees:                                           Payment by Company
                                                           to Assignee
                                                        ------------------
        Facility Fee


9.      Interest:                                       Payment by Company
                                                           to Assignee
                                                        ------------------
        (i)     Reference Rate Committed Loan(s)

        (ii)    LIBOR Committed Loan(s)

        (iii)   CD Rate Committed Loan(s)

10.     Payment Instructions:

        Assignor:

        Assignee:

11.     Other Information:

                                 SCHEDULE II
                 FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE



                                        ______________, 19__


Bank of America National Trust
  and Savings Association,
  as Documentation Agent
315 Montgomery Street - 15th Floor
San Francisco, California 94104
Attention: Agency Management Services

Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084
Attention: Treasurer

Ladies and Gentlemen:

        We refer to the Three Year Credit Agreement dated as of October 7, 1994 (as amended, supplemented or modified from time to time, the "Credit Agreement") between Kmart Corporation (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

        1. We hereby give you notice of [, and request the consent of the Company and the Administrative Agent to,] the assignment by ___________________ (the "Assignor") to ________________ (the "Assignee") of ___% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Committed Loans made by the Assignor but excluding any Bid Loans made by the Assignor) pursuant to that certain Assignment and Assumption Agreement, dated as of ________________, 19__ (the "Assignment and Assumption Agreement"), by and between Assignor and Assignee. Before giving effect to such assignment the Assignor's Commitment is $____________, and the aggregate principal amount of its outstanding Committed Loans is $____________.

        2. The Assignee agrees that [, upon receiving the consent of the Company and the Administrative Agent to such assignment and] from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Assumption Agreement), the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

        3.  The following administrative details apply to the Assignee:

        (A) Lending Office:

                Assignee name: _____________________
                Address: ___________________________
                         ___________________________
                Attention: _________________________
                Telephone: (   ) ___________________
                Telecopier: (   ) __________________

        (B) Notice Address:

                Assignee name: _____________________
                Address: ___________________________
                         ___________________________
                Attention: _________________________
                Telephone: (   ) ___________________
                Telecopier: (   ) __________________

        (C) Payment Instructions:

                Account No.: _______________________
                      At:    _______________________
                             _______________________
                             _______________________

                Reference: _________________________
                Attention: _________________________

        IN WITNESS WHEREOF, the Assignor and the Assignor have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                        Very truly yours,

                                        [Name of Assignor]

                                        By: ______________________________

                                        Title: ___________________________


                                        [Name of Assignee]

                                        By: ______________________________

                                        Title: ___________________________


[Agreed and Consented to this
____ day of ____________, 19___.


KMART CORPORATION

By: ____________________________

Title: _________________________


Agreed and Consented to this
____ day of ____________, 19___.


BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION,
    as Documentation Agent

By: ____________________________

Title: _________________________}

                                  EXHIBIT J

                       FORM OF LETTER OF CREDIT REQUEST


TO:     Documentation Agent
        [and the applicable Facing Agent]

        Pursuant to Section 2.16(b) of the Three Year Credit Agreement dated as of October 7, 1994 among Kmart Corporation ("Borrower"), the financial institutions party thereto and Bank of America National Trust and Savings Association, as Documentation Agent, Borrower hereby requests the issuance of the [Standby/Trade] Letter of Credit described below:

1.      Facing Agent: ____________________________________.

2.      Issuance Date: ___________________________________.(1)

3.      Requested Expiration Date: _______________________.(2)

4.      Name and Address of Beneficiary:

        ______________________________________
        ______________________________________
        ______________________________________

5.      Stated Amount: _______________________.

6.      Other Terms and Conditions of Proposed Letter of Credit:(3)

        ______________________________________
        ______________________________________

7. Other Information requested by the Documentation Agent or the applicable Facing Agent (including, if applicable, the Facing Agent's form of Letter of Credit Application):

        ______________________________________
        ______________________________________

        In the case of Trade Letters of Credit, Borrower shall also provide to the Facing Agent such other information regarding the sale or shipment of goods and the documents evidencing same as may be required on the Facing Agent's standard application for trade letters of credit.

        This Letter of Credit Request constitutes the representation and warranty of Borrower as of each of the date hereof and the Issuance Date set forth in paragraph 2 hereof that each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied.

        This Letter of Credit Request together with any attachment hereto constitutes a Loan Document executed and delivered pursuant to the Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings provided in the Credit Agreement.

        This Letter of Credit Request may be executed in one or more counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

        IN WITNESS WHEREOF, Borrower has caused this Letter of Credit Request to be executed by its officer thereunto duly authorized as of the date set forth below.

                                         KMART CORPORATION


Dated as of:__________________            By:____________________________
                                             Name:
                                             Title:

The foregoing Letter of Credit
Request dated as of __________
is hereby approved.


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Documentation Agent


By:____________________________
   Name:
   Title:


______________________________,
as Facing Agent


By:____________________________
   Name:

        Title:


1.      At least five Business Days' prior notice is required.
        Section 2.16(b)

2. Expiration date must be one year or less from date of issuance; provided, that each Standby Letter of Credit may provide by its terms that it will be automatically renewed for additional successive periods of up to one (1) year unless the applicable Facing Agent shall have given notice to the applicable beneficiary (with a copy to Borrower) of the election by the Facing Agent (such election to be in the sole and absolute discretion of the Facing Agent) not to extend such Letter of Credit, such notice to be given not less than thirty (30) days prior to the then current expiration date of the Letter of Credit; provided, further, that no Standby Letter of Credit or renewal thereof shall be stated to expire later than the Termination Date and no Trade Letter of Credit or renewal thereof shall be stated to expire later than the day thirty (30) days prior to the Termination Date. Section 2.16(a)(ii).

3. If possible, it would be preferable to attach a copy of the text of the proposed Letter of Credit and incorporate it herein by reference, although the text of the proposed Letter of Credit may be changed during the course of discussions between the Facing Agent and Borrower.


                                     J-3